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Filed pursuant to Rule 424(b)(5)
Registration No. 119491

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 8, 2004)

KeySpan Corporation

$307,200,000
5.803% Notes due 2035

The notes will bear interest at the rate of 5.803% per year. Interest on the notes is payable in arrears on April 1 and October 1 of each year, beginning on October 1, 2005. The notes will mature on April 1, 2035. We may redeem some or all of the notes at any time at the redemption price described under the caption "Description of Notes—Optional Redemption."

The notes will be our senior unsecured obligations and will rank without preference or priority among themselves and equally with all of our existing and future senior unsecured indebtedness.

Investing in the notes involves risk. See "Risk Factors" beginning on page S-6 of this prospectus supplement.

We will issue the notes to the underwriters in exchange for $300,000,000 aggregate principal amount of our 4.90% Senior Notes due 2008, or the old notes, plus $9,903 in cash. The old notes were acquired by certain of the underwriters through the remarketing of the old notes which took place on March 24, 2005. The underwriters will acquire the notes for their own account and propose to offer the notes for cash from time to time for sale in one or more negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to then prevailing prices or at negotiated prices. In each case, the underwriters will offer the notes with accrued interest, if any, from the date of original issuance. We will not receive any cash proceeds from the sale of the notes by the underwriters pursuant to this prospectus supplement except as set forth above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that the notes will be ready for delivery in book entry form only through The Depository Trust Company on or about March 31, 2005, which is the second business day following the date of this prospectus supplement (such settlement cycle being referred to as "T+2"). You should be advised that trading of the notes may be affected by the T+2 settlement. See "Underwriting."

Citigroup Wachovia Securities

ABN AMRO Incorporated

                      Banc of America Securities LLC

BNP PARIBAS

March 29, 2005.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with additional or different information. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents, or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information about us and any securities, some of which may not apply to this offering.

        If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement.

        Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement to "KeySpan," "we," "us" and "our" or similar terms are to KeySpan Corporation.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any of these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the notes are sold:

  Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

  Proxy Statement relating to the 2004 annual meeting of shareholders to provide the information required by Form 10-K, Part III filed March 25, 2004;

  Current Report on Form 8-K filed January 4, 2005;

  Current Report on Form 8-K filed January 31, 2005;

  Current Report on Form 8-K filed February 1, 2005;

  Current Report on Form 8-K filed February 16, 2005;

  Current Report on Form 8-K filed March 16, 2005; and

  Current Report on Form 8-K filed March 24, 2005.

        You may request a copy of any of our SEC filings, at no cost, over the Internet at our web site at http://www.keyspanenergy.com or by writing or telephoning us at the following address:

Investor Relations
KeySpan Corporation
One MetroTech Center
Brooklyn, New York, 11201
(718) 403-3385

        The information in our website is not part of this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

        You should read the following summary in conjunction with the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus. This prospectus supplement and the accompanying prospectus contain forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995). Forward looking statements should be read in conjunction with the cautionary statements and important factors under the heading "Risk Factors" included in this prospectus supplement, in the accompanying prospectus and in the documents that we incorporate by reference as described under "Where You Can Find More Information."

KeySpan

        KeySpan Corporation, a New York corporation, is a member of the Standard and Poor's 500 Index and a registered holding company under the Public Utility Holding Company Act of 1935, as amended. KeySpan was formed in May 1998, as a result of the business combination of KeySpan Energy Corporation, the parent of The Brooklyn Union Gas Company, and certain businesses of the Long Island Lighting Company.

        Under our holding company structure, we have no independent operations and conduct substantially all of our operations through our subsidiaries. Our subsidiaries operate in the following four businesses: Gas Distribution, Electric Services, Energy Services and Energy Investments.

        The Gas Distribution segment consists of our six regulated gas distribution subsidiaries, which operate in New York, Massachusetts and New Hampshire and serve approximately 2.6 million customers.

        The Electric Services segment consists of subsidiaries that manage the electric transmission and distribution system owned by the Long Island Power Authority; provide generating capacity and, to the extent required, energy conversion services for the Long Island Power Authority from our approximately 4,200 megawatts of generating facilities located on Long Island; and manage fuel supplies for the Long Island Power Authority to fuel our Long Island generating facilities. The Electric Services segment also includes subsidiaries that own, lease and operate the 2,450 megawatt Ravenswood electric generation facility, or the Ravenswood Facility, located in Queens County in New York City, which includes the 250 megawatt combined cycle generating unit which began full commercial operation in May 2004, as well as market generating capacity and energy to commercial retail customers.

        The Energy Services segment provides energy-related and fiber optic services to customers primarily located within the Northeastern United States, with concentrations in the New York City and Boston metropolitan areas through various subsidiaries that operate under the following principal two lines of business: (i) Home Energy Services; and (ii) Business Solutions. Management has been reviewing the operating performance of this segment, which has experienced significantly lower operating profits than originally projected. In January and February of 2005, we disposed of our ownership interests in the companies engaged in mechanical contracting activities.

        The Energy Investments segment includes: (i) gas exploration and production activities and (ii) domestic pipelines and gas storage facilities.

        KeySpan's strategic vision is to be the premier energy company in the Northeastern United States. KeySpan is the largest gas distribution company in the Northeast and the fifth largest in the United States. KeySpan's size and scope enables us to provide enhanced cost-effective customer service; to offer our existing customers other services and products by building upon our existing customer relationships; and to capitalize on growth opportunities for natural gas expansion in the Northeast by expanding our infrastructure, primarily on Long Island and in New England.

  Recent Developments

  Remarketing of KeySpan Notes

        On March 21, 2005, KeySpan successfully remarketed $394,880,000 aggregate principal amount of its 4.90% Senior Notes due 2008, or the old notes, on behalf of the holders of the old notes at a price equal to 101.311% of their aggregate principal amount. As a result of the remarketing, the interest rate on the old notes was reset to 4.90% effective March 24, 2005, payable quarterly. Certain of the underwriters purchased some of the old notes through the remarketing. Upon the completion of the exchange with the underwriters in connection with this offering, $94,880,000 aggregate principal amount of the old notes will be outstanding.

*  *  *

        Our principal places of business are One MetroTech Center, Brooklyn, New York 11201 and 175 East Old Country Road, Hicksville, New York 11801, and our telephone numbers are (718) 403-1000 (Brooklyn) and (516) 755-6650 (Hicksville).

The Offering

Issuer	KeySpan Corporation, a New York corporation.
Securities Offered	$307,200,000 aggregate principal amount of 5.803% notes due 2035.
Maturity	The notes will mature on April 1, 2035.
Interest
Interest on the notes will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2005. Each note will bear interest at the rate of 5.803% per year from March 31, 2005.
Redemption	We may redeem some of the notes from time to time or all of the notes at any time, at our option, at a redemption price equal to the greater of:
• 100% of the principal amount of the notes then outstanding to be redeemed; or
•
the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.
See "Description of the Notes—Optional Redemption" for additional information.
Sinking Fund	The notes do not have the benefit of a sinking fund.
Ranking
The notes will be our senior unsecured obligations and will rank without preference or priority among themselves and equally with all of our existing and future senior unsecured indebtedness. The indenture under which the notes will be issued does not limit our ability to issue or incur other unsecured debt. Because we are a holding company that derives all of our income from our operating subsidiaries, the notes will be effectively subordinated to the liabilities of, including debt and preferred stock incurred or issued by, those subsidiaries. The indenture does not limit the amount of unsecured debt or preferred stock that may be incurred or issued by our subsidiaries. See "Description of Debt Securities" in the accompanying prospectus.

Certain Covenants
The indenture governing the notes contains certain covenants that, among other things, limit our ability to create liens on our assets, to enter into sale and leaseback transactions, and to engage in merger transactions. See "Description of Debt Securities—Material Covenants" in the accompanying prospectus.

RISK FACTORS

        Before purchasing the notes, investors should carefully consider the following risk factors together with other information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus, including the "Risks Related to Our Business" contained in the "Business" section of our Annual Report on Form 10-K, in order to evaluate an investment in the notes.

Risks Related to the Notes

An active trading market for the notes may not develop.

        There is currently no trading market for the notes and we do not plan to list the notes on any national securities exchange. In addition, the liquidity of any trading market for the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for these notes and by changes in our financial performance or prospects or in the prospects of companies in our industry generally. We cannot predict the extent to which investors' interest will lead to a liquid trading market.

We are a holding company. The indenture does not limit the amount of unsecured debt or preferred stock that we or our subsidiaries may issue or incur. The claims of creditors and holders of debt and preferred stock of our subsidiaries are effectively senior to claims of holders of notes.

        The notes are being issued as a series of senior unsecured debt securities under an indenture between us and JPMorgan Chase Bank, N.A., as trustee, and rank equally and ratably in right of payment with all of our other senior unsecured obligations. The indenture does not limit our ability to issue or incur other unsecured debt.

        We are a holding company and derive all of our income from our subsidiaries. Accordingly, our ability to service our debt, including our obligations under the notes, and other obligations are primarily dependent on the earnings of our subsidiaries and the payment of those earnings to us, in the form of dividends, loans or advances and through repayment of loans or advances from us. In addition, any payment of dividends, loans or advances by those subsidiaries could be subject to statutory or contractual restrictions. Our subsidiaries have no obligation to pay any amounts due on the notes. Upon liquidation or reorganization of any of our subsidiaries, the claims of that subsidiary's creditors and preferred shareholders generally will be paid before payments can be made to us that could be applied to make payments on the notes or to our other creditors. As a result, the notes are structurally subordinated to the obligations and liabilities of our subsidiaries. As of December 31, 2004, the aggregate accrued liabilities and other obligations of our subsidiaries were approximately $5.4 billion.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows KeySpan's consolidated ratio of earnings to fixed charges for the periods indicated.

	Twelve Months Ended December 31,
	2000	2001	2002	2003	2004
Ratio of Earnings to Fixed Charges	2.97	2.05	2.62	2.96	3.60

        For purposes of computing the above ratios, earnings represent net income plus income tax, interest charges, the portion of rentals representing interest and adjustments related to equity investments. Fixed charges include interest charges and the portion of rentals representing interest.

USE OF PROCEEDS

        We will issue the notes to the underwriters in exchange for $9,903 in cash plus $300,000,000 aggregate principal amount of the old notes and will surrender the old notes for cancellation. We will not receive any cash proceeds from the sale by the underwriters of the notes except as set forth above. The old notes were issued in May 2002 and will mature on May 16, 2008. Certain of the underwriters purchased the old notes through a remarketing of the old notes which took place on March 24, 2005. In the remarketing, $394,880,000 aggregate principal amount of the old notes were sold at a price equal to 101.311% of their aggregate principal amount and the interest rate on the old notes was reset to 4.90% effective March 24, 2005, payable quarterly.

DESCRIPTION OF NOTES

        This description of the terms of the notes supplements the description of the general terms and provisions of the securities in the accompanying prospectus. If this summary differs in any way from that description in the accompanying prospectus, you should rely on this summary. The notes will be issued as separate series of debt securities, which we have registered for issuance on terms to be determined at the time of their sale. Whenever we refer in this "Description of Notes" to terms defined in the indenture, we intend that the defined terms be incorporated in this description by reference.

General

        The notes will be issued under an indenture, dated as of November 1, 2000, between us and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, successor to The Chase Manhatan Bank), as trustee, as supplemented.

        The notes will initially be issued in an aggregate principal amount of $307,200,000. We may, without consent of the holders of the notes, create and issue additional notes ranking equally with the notes and otherwise similar in all respects except for the issue date and issue price so that such additional notes shall be consolidated and form a single series with the notes. No additional notes can be issued if an event of default under the indenture has occurred with respect to the notes.

        The notes will be issued in minimum denominations of $1,000 and in integral multiples of $1,000.

        The notes will be our senior unsecured obligations and will rank without preference or priority among themselves and equally with all of our existing and future senior unsecured indebtedness.

        Any money we pay to a paying agent for the payment of principal of, premium, or interest on the notes which remains unclaimed for two years after the date the payment was due will be returned to us. Upon the return of those moneys to us, holders of the notes, with respect to moneys so returned, must look to us for payment as our unsecured general creditors and any liability of the paying agent with respect to those moneys will cease.

        We are a holding company and derive all of our income from our subsidiaries. Accordingly, our ability to service our debt, including our obligations under the notes, and other obligations are primarily dependent on the earnings of our subsidiaries and the payment of those earnings to us, in the form of dividends, loans or advances and through repayment of loans or advances from us. In addition, any payment of dividends, loans or advances by those subsidiaries could be subject to statutory or contractual restrictions. Our subsidiaries have no obligation to pay any amounts due on the notes. See "Risk Factors—Risks Related to the Notes."

Maturity and Interest

        The notes will mature on April 1, 2035 and will bear interest from March 31, 2005 at the annual rate of 5.803%. Interest will be payable in arrears on April 1 and October 1 of each year, beginning on October 1, 2005. Interest on the notes will be paid to holders of record on the March 15 and September 15 preceding the related interest payment date.

        Interest payments in respect of the notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including March 31, 2005, if no interest has been paid or duly made available for payment with respect to the notes) to but excluding the applicable interest or principal payment date, as the case may be. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

        If any interest or principal payment date falls on a day that is not a business day, the required payment of principal and/or interest will be made on the next business day as if made on the date that payment was due, and no interest will accrue on that payment for the period from and after the interest or principal payment date, as the case may be, to the date of the payment on the next business day. As used in this prospectus supplement, "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

Optional Redemption

        We may redeem some of the notes from time to time or all of the notes at any time, at our option, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the notes then outstanding to be redeemed; or

  •
  the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

        "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers (as defined below) appointed by us.

        "Reference Treasury Dealer" means Citigroup Global Markets Inc., its respective successors, and two other primary U.S. Government securities dealers in The City of New York (a "Primary Treasury Dealer") selected by us. If any Reference Treasury Dealer shall cease to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer for that dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        So long as the notes are registered in the name of DTC, its nominee or a successor depositary, if we elect to redeem less than all of the notes, DTC's practice is to determine by lot the amount of the interest of each direct participant, as such term is described below, in the notes to be redeemed. At all other times, the trustee shall determine, in such manner as it deems fair and appropriate, the notes, or portions of them, to be redeemed.

        Notice of redemption shall be given by mail not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of notes to be redeemed, which, as long as the notes are held in the book-entry only system, will be DTC, its nominee or a successor depositary. On and after the date fixed for redemption (unless we default in the payment of the redemption price and interest accrued thereon to such date), interest on the notes, or the portions of them so called for redemption, shall cease to accrue. For further information on DTC and its practices, see "—The Depository Trust Company" below.

Book-Entry and Settlement

        We have obtained the information in this section concerning The Depository Trust Company, or DTC, and its book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        The notes initially will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co., DTC's nominee.

        You may hold your interests in a global security through DTC, either as a participant in such system or indirectly through organizations which are participants in such system. So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports that we or the trustee deliver pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of notes.

        Unless and until we issue the notes in fully certificated form under the limited circumstances described below under the heading "—Certificated Notes":

  •
  you will not be entitled to receive physical delivery of a certificate representing your interest in the notes;

  •
  all references in this prospectus supplement or in the accompanying prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

  •
  all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

        DTC will act as securities depositary for the notes. The notes will be delivered as fully registered securities registered in the name of Cede & Co. DTC is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" under the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" under the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the provision of Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants of DTC include securities brokers and dealers (including underwriters), banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

        If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in, the notes, you must do so through a direct participant or an indirect participant.

        DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The SEC has on file a set of the rules applicable to DTC and its direct participants.

        Purchases of the notes under DTC's system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive physical delivery of certificates representing their ownership interests in the notes, except as provided below in "—Certificated Notes."

        To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. has no effect on beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC's records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

        Under the book-entry format, the trustee will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to the beneficial owners. You may experience some delay in receiving your payments under this system.

        DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to notes on your behalf. We and the trustee have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        The trustee will not recognize you as a holder of any notes under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited direct DTC to take the action. DTC can only act on behalf of its direct participants. Your ability to pledge notes to indirect participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

Certificated Notes

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security.

        Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of notes in certificated form and will not be considered the holders (as defined in the indenture) of the notes for any purpose under the indenture, and no global security representing notes will be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the securities depositary or, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture.

        If:

  •
  the depositary notifies us that it is unwilling or unable to continue as a depositary for the global securities and no successor depositary has been appointed within 90 days after this notice;

  •
  the depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934 when the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered;

  •
  we determine in our sole discretion that we will no longer have the notes represented by global securities, subject to the procedures of DTC; or

  •
  an event of default under the indenture has occurred with respect to the notes and is continuing,

then certificates for the notes will be delivered in exchange for beneficial interests in the global security certificates. Any global security that is exchangeable pursuant to the preceding sentence will be exchangeable for note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

Clearstream Banking and Euroclear

        Links have been established among DTC and Clearstream Banking societe anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear System, which are two European clearing systems, to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

        Although DTC, Clearstream Banking and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

        Clearstream Banking and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream Banking and Euroclear, as participants in DTC.

        When notes are to be transferred from the account of a DTC participant to the account of a Clearstream Banking participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking or Euroclear through a participant at least one day prior to settlement. Clearstream Banking or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream Banking or Euroclear will credit its participant's account. Credit for the notes will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream Banking or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream Banking or Euroclear participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream Banking or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream Banking or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream Banking or Euroclear participant's account will instead be valued as of the actual settlement date.

CERTAIN UNITED STATES FEDERAL
INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

        The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of notes as of the date hereof. Except where noted, this summary deals only with notes that are held as capital assets by a non-U.S. holder who acquired our notes upon original issuance at their initial offering price.

        A "non-U.S. holder" means a person (other than a partnership) that is not for United States federal income tax purposes any of the following:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, "controlled foreign corporation," "passive foreign investment company," corporation that accumulates earnings to avoid United States federal income tax or an investor in a pass-through entity). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

        If a partnership holds our notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you should consult your tax advisors.

        If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

United States Federal Withholding Tax

        The 30% United States federal withholding tax will not apply to any payment of principal and, under the "portfolio interest rule," interest on the notes, provided that:

  •
  interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to us through stock ownership;

  •
  you are not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Code; and

  •
  either (a) you provide your name and address on an Internal Revenue Service ("IRS") Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations.

Special rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

  •
  IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "United States Federal Income Tax").

        The 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of a note.

United States Federal Income Tax

        If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in "United States Federal Withholding Tax" are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest, subject to adjustments.

        Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States Federal Estate Tax

        Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the "portfolio interest rule" described above under "United States Federal Withholding Tax" without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

        Generally, we must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments on the notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the statement described above in the fifth bullet point under "United States Federal Withholding Tax."

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalty of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code) or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

UNDERWRITING

        Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC are acting as joint book-running managers of the offering and representatives of the underwriters named below.

        Subject to the terms and conditions stated in the underwriting and exchange agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the respective principal amount of notes set forth opposite the underwriter's name.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$116,736,000
Wachovia Capital Markets, LLC	116,736,000
ABN AMRO Incorporated	24,576,000
Banc of America Securities LLC	24,576,000
BNP Paribas Securities Corp.	24,576,000

Total	$307,200,000

        The underwriting and exchange agreement provides that the obligations of the several underwriters to purchase the notes are subject to customary conditions, including the delivery of legal opinions. The underwriters are obligated to purchase all the notes if they purchase any of the notes. We will issue the notes to the underwriters in exchange for $9,903 in cash plus $300,000,000 aggregate principal amount of the old notes and will surrender the old notes for cancellation. We will not receive any cash proceeds from the sale of the notes by the underwriters pursuant to this prospectus supplement except as described in the preceding sentence. Certain of the underwriters purchased the old notes on March 24, 2005 through a remarketing of the notes which took place on March 24, 2005. See "Use of Proceeds."

        The underwriters will acquire the notes for their own account and propose to offer the notes from time to time for sale in one or more negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to then prevailing prices or at negotiated prices. In each case, the underwriters will offer the notes with accrued interest, if any, from the date of original issuance. In connection with the sale of any notes, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts under applicable securities laws. The underwriters may also receive commissions from the purchasers of the notes for whom they may act as agents. In addition, the underwriters may sell the notes to certain securities dealers. These dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters or from purchasers of the notes for whom they may act as agents, or both. The underwriters and any dealers that participate with the underwriters in selling the notes may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended. Any discounts or commissions the underwriters and any dealers receive and any profits they realize if and when they resell the notes may be deemed to be underwriting discounts or commissions under applicable securities laws.

        The notes are a new issue of securities with no established trading market and will not be listed on any national securities exchange. The underwriters have advised us that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the notes.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while offering is in progress.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We estimate that our total expense associated with this offering, to be paid by us, will be $125,000.

        The underwriters and/or affiliates of the underwriters have performed commercial and investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters and/or affiliates of the underwriters may in the future engage in transactions with and perform services for us in the ordinary course of their business, for which they would receive customary fees and expenses.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        It is expected that delivery of the notes will be made on or about March 31, 2005, which is the second business day following the date hereof (such settlement cycle being referred to as "T+2"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers will need to make appropriate arrangements to deliver funds on the second business day following the date hereof in order to prevent a failed settlement.

LEGAL MATTERS

        Certain legal matters in connection with the notes will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York, and for the underwriters by Davis Polk & Wardwell, New York, New York.

EXPERTS

        The financial statements, the related financial statement schedule, and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph referring to (i) the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" discussed in Note 1(G), (ii) the adoption of SFAS 148, "Accounting for Stock-Based Compensation—Transaction and Disclosure" in Note 1(N) (iii) the adoption of SFAS 143, "Accounting for Asset Retirement Obligations" in Note 1(P), (iv) the adoption of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" in Note 1(P), (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting) and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        Information related to the estimated proved reserves attributable to certain oil and gas properties of our subsidiaries and estimates of future net cash flows and present value of the reserves have been incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated herein by reference, in reliance on the reserve report, dated January 20, 2004, prepared by Netherland, Sewell & Associates, Inc., independent petroleum consultants, and the reserve report, dated January 27, 2004, prepared by Miller and Lents, Ltd., independent oil and gas consultants.

PROSPECTUS

KEYSPAN CORPORATION

$3,000,000,000

Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Stock Purchase Units
Stock Purchase Contracts
Warrants
Warrant Units

KEYSPAN TRUST I
KEYSPAN TRUST II
KEYSPAN TRUST III

Trust Preferred Securities

Guaranteed, to the extent set forth herein, by
KEYSPAN CORPORATION

        KeySpan Corporation will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 8, 2004.

ABOUT THIS PROSPECTUS

        As used in this prospectus and any prospectus supplement or term sheet, "KeySpan" generally means KeySpan Corporation, together with its consolidated subsidiaries. However, in the descriptions of the securities offered in this prospectus and related risk factors, "KeySpan" means KeySpan Corporation and not any of its subsidiaries.

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or term sheet. KeySpan has not authorized anyone else to provide you with different information. KeySpan is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

i

RISK FACTORS

        In addition to the risk factors discussed below relating to trust preferred securities, if appropriate, we will include risk factors relating to securities offered using this prospectus in the prospectus supplement relating to the offered securities.

Risk Factors Relating to the Trust Preferred Securities

        Your investment in the trust preferred securities will involve several risks. You should carefully consider the following discussion of risks, and the other information in this prospectus, before deciding whether an investment in the trust preferred securities is suitable for you.

  KeySpan is not required to pay you under the guarantee and the subordinated debt securities unless it first makes other required payments.

        KeySpan's obligations under the subordinated debt securities will rank junior to all of its senior debt. This means that KeySpan cannot make any payments on the subordinated debt securities if it defaults on a payment of senior debt and does not cure the default within the applicable grace period or if the senior debt becomes immediately due because of a default and has not yet been paid in full. In addition, KeySpan's obligations under the subordinated debt securities will be effectively subordinated to all of the existing and future liabilities of its subsidiaries. KeySpan's obligations under the guarantee are subordinated to all of its other liabilities. This means that KeySpan cannot make any payments on the guarantee if it defaults on a payment on any of its other liabilities. In addition, in the event of the bankruptcy, liquidation or dissolution of KeySpan, its assets would be available to pay obligations under the guarantee only after it has made all payments on its other liabilities.

        Neither the trust preferred securities, the subordinated debt securities nor the guarantee limit KeySpan's ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the subordinated debt securities and the guarantee.

  KeySpan is not required to pay you under the guarantee if the relevant trust does not have cash available.

        The ability of each trust to make payments on the trust preferred securities is solely dependent upon KeySpan making the related payments on the subordinated debt securities when due.

        If KeySpan defaults on its obligations to make payments on the subordinated debt securities, the trusts will not have sufficient funds to make payments on the trust preferred securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts.

  Deferral of distributions would have adverse tax consequences for you and may adversely affect the trading price of the trust preferred securities.

        If distributions on the subordinated debt securities and trust preferred securities are deferred, you will be required to recognize interest income for United States federal income tax purposes in respect of your ratable share of the accrued interest on the subordinated debt securities held by the trust before you receive any cash distributions relating to this interest. In addition, you will not receive this cash if you sold the trust preferred securities before the end of any deferral period or before the record date relating to distributions which are paid.

        KeySpan has no current intention of deferring interest payments on the subordinated debt securities and believes that such deferral is a remote possibility. However, if KeySpan exercises its right to do so in the future, the trust preferred securities may trade at prices that do not fully reflect the value of accrued but unpaid interest on the subordinated debt securities. If you sell the trust preferred securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the trust preferred securities. In addition, the existence of KeySpan's right to defer payments of interest on the subordinated debt securities may mean that the market price for the trust preferred securities, which represent an undivided beneficial interest in the subordinated debt securities, may be more volatile than other securities that do not have these rights.

  You should not rely on the distributions from the trust preferred securities through their maturity date—they may be redeemed at any time if specified changes in tax or investment company law occur.

        If specified changes in tax or investment company law occur and other specified conditions are satisfied, the trust preferred securities could be redeemed by the trusts at a redemption price equal to their issue price plus any accrued and unpaid distributions.

  You should not rely on the distributions from the trust preferred securities through their maturity date—they may be redeemed at KeySpan's option.

        The trust preferred securities may be redeemed in whole, at any time, or in part, from time to time, at a redemption price equal to their issue price plus any accrued and unpaid distributions. You should assume that this redemption option will be exercised if KeySpan is able to refinance at a lower interest rate or it is otherwise in its interest to redeem the subordinated debt securities. If KeySpan redeems the subordinated debt securities, the trusts must redeem the trust preferred securities and common securities in an aggregate liquidation amount equal to the aggregate principal amount of subordinated debt securities redeemed.

  You may suffer a loss if subordinated debt securities are distributed to you in exchange for preferred securities because market prices for the preferred securities and the subordinated debt securities may not be equal.

        KeySpan cannot give you any assurance as to the market prices for the preferred securities or the subordinated debt securities that may be distributed in exchange for preferred securities. Accordingly, the preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the subordinated debt securities that a holder of preferred securities may receive in exchange for preferred securities, may trade at a discount to the price that the investor paid to purchase the preferred securities.

  You could suffer adverse tax consequences if KeySpan terminates the trusts and distributes the subordinated debt securities to holders.

        KeySpan has the right to terminate the trust at any time. If KeySpan decides to exercise this right, the trust will redeem the trust preferred securities by distributing subordinated debt securities to holders of the trust preferred securities on a proportionate basis.

        Under current United States federal income tax law, a distribution of subordinated debt securities to you on the dissolution of the trust should not be a taxable event to you. However, if the trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of subordinated debt securities to you may be a taxable event to you.

  Because you have limited voting rights, you may not be able to prevent the trusts from taking actions you may not agree with.

        You will have limited voting rights. In particular, except for the limited exceptions described below, only KeySpan can elect or remove any of the trustees.

FORWARD-LOOKING STATEMENTS

        Some of the information included in this prospectus, any prospectus supplement or term sheet and the documents KeySpan has incorporated by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements relate to future events or KeySpan's future financial performance. KeySpan uses words such as "anticipate," "believe," "expect," "may," "project," "will" or other similar words to identify forward-looking statements.

        Without limiting the foregoing, all statements relating to KeySpan's

  •
  future outlook,

  •
  anticipated capital expenditures,

  •
  future cash flows and borrowings,

  •
  pursuit of potential future acquisition opportunities, and

  •
  sources of funding

are forward-looking statements. These forward-looking statements are based on numerous assumptions that KeySpan believes are reasonable, but they are open to a wide range of uncertainties and business risks and actual results may differ materially from those discussed in these statements.

        Among the factors that could cause actual results to differ materially are:

  •
  general economic conditions, especially in the Northeast United States;

  •
  available sources and costs of fuel;

  •
  volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity;

  •
  potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves;

  •
  federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure;

  •
  KeySpan's ability to successfully reduce its cost structures;

  •
  the exercise by LIPA of its right to acquire our Long Island generation operations and the deployment of the proceeds received in connection therewith;

  •
  implementation of new accounting standards;

  •
  the successful integration of KeySpan's subsidiaries, including Eastern, EnergyNorth and their subsidiaries;

  •
  the degree to which KeySpan develops unregulated business ventures, as well as federal and state regulatory policies affecting KeySpan's ability to retain and operate those business ventures;

  •
  KeySpan's ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; and

  •
  inflationary trends and interest rates.

        When considering these forward-looking statements, you should keep in mind the cautionary statements in this document, any prospectus supplement or term sheet and the documents incorporated by reference. KeySpan will not update these statements unless the securities laws require it to do so.

KEYSPAN CORPORATION

        KeySpan Corporation, a New York corporation, is a member of the Standard and Poor's 500 Index and a registered holding company under the Public Utility Holding Company Act of 1935, as amended, or PUHCA. KeySpan was formed in May 1998, as a result of the business combination of KeySpan Energy Corporation, the parent of The Brooklyn Union Gas Company, and certain businesses of the Long Island Lighting Company. On November 8, 2000, we acquired Eastern Enterprises, now known as KeySpan New England, LLC, a Massachusetts limited liability company, which primarily owns Boston Gas Company, Colonial Gas Company and Essex Gas Company, gas utilities operating in Massachusetts, as well as EnergyNorth Natural Gas, Inc., a gas utility operating principally in central New Hampshire. KeySpan has assets of more than $13.0 billion.

        Under our holding company structure, we have no independent operations and conduct substantially all of our operations through our subsidiaries. Our subsidiaries operate in the following four businesses: Gas Distribution, Electric Services, Energy Services and Energy Investments.

        The Gas Distribution segment consists of our six regulated gas distribution subsidiaries, which operate in New York, Massachusetts and New Hampshire and serve approximately 2.5 million customers.

        The Electric Services segment consists of subsidiaries that manage the electric transmission and distribution system owned by the Long Island Power Authority, or LIPA; provide generating capacity and, to the extent required, energy conversion services for LIPA from our approximately 4,200 megawatts of generating facilities located on Long Island; and manage fuel supplies for LIPA to fuel our Long Island generating facilities. The Electric Services segment also includes subsidiaries that own, lease and operate the 2,200 megawatt Ravenswood electric generation facility, located in Queens County in New York City, as well as recently completed 250 megawatt expansion unit at Ravenswood.

        The Energy Services segment provides energy-related services to customers primarily located within New York, New Jersey, Connecticut, Massachusetts, New Hampshire, Rhode Island and Pennsylvania through various subsidiaries that operate under the following principal two lines of business:

  •
  home energy services and

  •
  business solutions.

        The Energy Investments segment includes:

  •
  gas exploration and production activities;

  •
  domestic pipelines and gas storage facilities;

  •
  midstream natural gas processing activities in Canada; and

  •
  natural gas pipeline activities in the United Kingdom.

        KeySpan's vision is to be the premier energy company in the Northeastern United States. Following the acquisition of Eastern and EnergyNorth in November 2000, KeySpan became the largest gas distribution company in the Northeast and the fifth largest in the United States. KeySpan's increased size and scope is enabling us to provide enhanced cost-effective customer service; to offer our existing customers other services and products by building upon our existing customer relationships; and to capitalize on the above-average growth opportunities for natural gas expansion in the Northeast by expanding our infrastructure, primarily on Long Island and in New England. The key element of our business strategy is the continued focus and growth of our core businesses. We also continue to explore the monetization of some or all of our non-core assets in the Energy Investments segment.

        As a registered holding company under PUHCA, KeySpan's corporate and financial activities and those of its subsidiaries, including their ability to pay dividends to KeySpan, are subject to regulation by the Securities and Exchange Commission. Under KeySpan's holding company structure, KeySpan has no independent operations or source of income of its own and conducts substantially all of its operations through its subsidiaries and, as a result, KeySpan depends on the earnings and cash flow of, and dividends or distributions from, its subsidiaries to provide the funds necessary to meet its debt and contractual obligations. Furthermore, a substantial portion of KeySpan's consolidated assets, earnings and cash flow is derived from the operations of its regulated utility subsidiaries, whose legal authority to pay dividends or make other distributions to KeySpan is subject to regulation by state regulatory authorities.

        KeySpan's principal executive offices are located at One Metro Tech Center, Brooklyn, New York 11201 and 175 East Old Country Road, Hicksville, New York 11801, and its telephone numbers are (718) 403-1000 (Brooklyn) and (516) 755-6650 (Hicksville).

THE TRUSTS

        KeySpan Trust I, KeySpan Trust II and KeySpan Trust III are Delaware statutory trusts. Their principal place of business is c/o KeySpan Corporation, One Metro Tech Center, Brooklyn, New York 11201, and their telephone number is (718) 403-1000.

        All of the common securities of the trusts will be owned by KeySpan. KeySpan will issue a series of subordinated debt securities to the trust in exchange for the trust common securities and the trust preferred securities. KeySpan will simultaneously sell the trust preferred securities to the public. The subordinated debt securities will have the same financial terms as the trust preferred securities.

        There are five trustees of each trust. Three of them, referred to as regular trustees, are officers of KeySpan. JPMorgan Chase Bank will act as the property trustee of each trust, and Chase Manhattan Bank USA, National Association will act as the Delaware trustee.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be used for KeySpan's general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table shows KeySpan's consolidated ratio of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

	Year Ended December 31,
						Six Months Ended June 30, 2004
	1999	2000	2001	2002	2003
Ratio of Earnings to Fixed Charges	3.23x	3.04x	2.10x	2.71x	2.95x	4.31x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2.40x	2.72x	2.04x	2.63x	2.86x	4.20x

        For purposes of computing the above ratios, earnings represent net income plus income tax, interest charges, the portion of rentals representing interest and adjustments related to equity investments. Fixed charges include interest charges and the portion of rentals representing interest.

DESCRIPTION OF DEBT SECURITIES

        The debt securities offered by this prospectus will be unsecured obligations of KeySpan and will be either senior or subordinated debt. The senior debt will be issued under a senior debt indenture and the subordinated debt will be issued under a subordinated debt indenture. The senior debt indenture and the form of subordinated debt indenture are filed with the SEC as exhibits to one of the registration statements to which this prospectus relates. "Debt securities" in this prospectus refers to both the senior debt securities and the subordinated debt securities.

        The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement or term sheet. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of debt securities being offered. You should read the more detailed provisions of the indentures, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the indentures may be obtained from KeySpan or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in both indentures (or in only one indenture, if so indicated). Wherever particular sections or defined terms of the indentures are referred to, those sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

        Unless otherwise provided in the applicable prospectus supplement, the trustee under each indenture will be JPMorgan Chase Bank.

        Capitalized terms used below are defined under "—Material covenants—Defined terms."

Specific terms of each series

        Each time that KeySpan issues a new series of debt securities, the prospectus supplement or term sheet relating to that new series will specify the particular amount, price, whether the debt securities are senior or subordinated debt and other terms of those debt securities. These terms may include:

  •
  the title of the debt securities;

  •
  any limit on the total principal amount of the debt securities;

  •
  the date or dates on which the principal of the debt securities will be payable or their manner of determination;

  •
  the interest rate or rates of the debt securities; the date or dates from which interest will accrue on the debt securities; and the interest payment dates and the regular record dates for the debt securities; or, in each case, their manner of determination;

  •
  the place or places where the principal of and premium and interest on the debt securities will be paid;

  •
  the period or periods within which, the price or prices at which and the terms on which any of the debt securities may be redeemed, in whole or in part at KeySpan's option, and any remarketing arrangements;

  •
  the terms on which KeySpan would be required to redeem, repay or purchase debt securities required by any sinking fund, mandatory redemption or similar provision; and the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities will be so redeemed, repaid or purchased in whole or in part;

  •
  the denomination in which the debt securities will be issued, if other than denominations of $1,000 and any whole multiple thereof;

  •
  the portion of the principal amount of the debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount; these debt securities could include original issue discount, or OID, debt securities or indexed debt securities, which are each described below;

  •
  whether and under what circumstances KeySpan will pay additional amounts under any debt securities held by a person who is not a U.S. person for tax payments, assessments or other governmental charges and whether KeySpan has the option to redeem the debt securities which are affected by the additional amounts instead of paying the additional amounts;

  •
  the form in which KeySpan will issue the debt securities, whether registered, bearer or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

  •
  whether the debt securities will be issuable as global securities;

  •
  whether the amounts of payments of principal of, premium, if any, and interest, if any, on the debt securities are to be determined with reference to an index, formula or other method, and if so, the manner in which such amounts will be determined;

  •
  if the debt securities are issuable in definitive form upon the satisfaction of certain conditions, the form and terms of such conditions;

  •
  any trustees, paying agents, transfer agents, registrars, depositories or similar agents with respect to the debt securities;

  •
  any additions or deletions to the terms of the debt securities with respect to the events of default or covenants governing the debt securities;

  •
  the foreign currency or units of two or more foreign currencies in which payment of the principal of and premium and interest on any debt securities will be made, if other than U.S. dollars, and the holders' right, if any, to elect payment in a foreign currency or foreign currency unit other than that in which the debt securities are payable;

  •
  whether and to what extent the debt securities are subject to defeasance on terms different from those described under "—Defeasance of the indenture;" and

  •
  any other terms of the debt securities that are not inconsistent with the applicable indenture.

        KeySpan may issue debt securities as OID debt securities. OID debt securities bear no interest or bear interest at below-market rates and are sold at a discount below their stated principal amount. If KeySpan issues OID debt securities, the prospectus supplement or term sheet will contain the issue price, the rate at which interest will accrete, and the date from which such interest will accrete on the OID debt securities.

        KeySpan may also issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by KeySpan, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement or term sheet.

        The terms on which a series of debt securities may be convertible into or exchangeable for other securities of KeySpan or another party will be set forth in the prospectus supplement relating to that series. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at KeySpan's option. The terms may include provisions under which the number of other securities to be received by the holders of a series of debt securities may be adjusted. (section 301)

        We may issue debt securities upon the exercise of warrants or upon exchange or conversion of exchangeable or convertible debt securities. The prospectus supplement will describe the specific terms of any of those warrants or exchangeable or convertible securities. It will also describe the specific terms of the debt securities issuable upon the exercise, exchange or conversion of those securities.

Senior debt

        The senior debt securities will rank on an equal basis with all of KeySpan's other unsecured senior indebtedness.

Subordinated debt

        Unless the prospectus supplement provides otherwise, the following provisions will apply to the subordinated debt securities.

        Direct holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture or other indenture identified in the subordinated debt indenture. (subordinated debt indenture, section 1401)

        Under the subordinated debt indenture, "senior indebtedness" includes all of our obligations to pay principal, premium, interest, penalties, fees and other charges:

  •
  for borrowed money;

  •
  in the form of or evidenced by other instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

  •
  under capital leases;

  •
  under letters of credit, bankers' acceptances or similar facilities;

  •
  issued or assumed in the form of a deferred purchase price of property or services, such as master leases;

  •
  under swaps and other hedging arrangements;

  •
  pursuant to our guarantee of another entity's obligations and all dividend obligations guaranteed by us; and

  •
  to satisfy the expenses and fees of the subordinated debt indenture trustee under the subordinated debt indenture.

        The following types of our indebtedness will not be senior indebtedness:

  •
  indebtedness we owe to a subsidiary of ours;

  •
  indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities;

  •
  indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business;

  •
  indebtedness we owe to any trust (other than the trusts that are issuers of the preferred securities described in this prospectus), or a trustee of such trust, partnership or other entity affiliated with us, that is our financing vehicle, and which has issued equity securities or other securities that are similar to the preferred securities; and

  •
  indebtedness we may incur in violation of the subordinated debt indenture.

        The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

  •
  in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; (subordinated debt indenture, section 1402) or

  •
  (a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness; whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceases to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b). (subordinated debt indenture, section 1403)

        If the trustee under the subordinated debt indenture or any direct holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the direct holders will have to repay that money to the direct holders of the senior indebtedness. (subordinated debt indenture, section 1403)

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the direct holders of that series can take action against us, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied. (subordinated debt indenture, section 501)

        The prospectus supplement may include a description of additional terms implementing the subordination feature.

Form and denomination

        The prospectus supplement or term sheet will describe the form which the debt securities will have, including insertions, omissions, substitutions and other variations permitted by the applicable indenture and any legends required by any laws, rules or regulations. (section 201)

        KeySpan will issue debt securities in denominations of $1,000 and whole multiples thereof, unless the prospectus supplement or term sheet states otherwise. (section 302)

Payment

        KeySpan will pay principal of and premium and interest on its registered debt securities at the place and time described in the debt securities. KeySpan will pay installments of interest on any registered debt security to the person in whose name the registered debt security is registered at the close of business on the regular record date for these payments. KeySpan will pay principal and premium on registered debt securities only against surrender of these debt securities. (section 1001) If

KeySpan issues debt securities in bearer form, the prospectus supplement or term sheet will describe where and how payment will be made.

Material covenants

        The senior debt indenture includes each of the material covenants discussed below. The subordinated debt indenture includes the material covenant discussed below under "—Limitation on merger, consolidation and sales of assets."

  Lien on assets

        If KeySpan or any of its Gas Utility Subsidiaries mortgages, pledges or otherwise subjects to any lien the whole or any part of any Property which they now own or acquire in the future, then KeySpan or that Gas Utility Subsidiary will secure the debt securities to the same extent and in the same proportion as the debt or other obligation that is secured by each of those mortgages, pledges or other liens. The debt securities will remain secured for the same period as the other debt remains secured. This restriction does not apply, however, to any of the following:

  •
  purchase-money mortgages or liens;

  •
  liens on any property or asset that existed at the time when KeySpan or that Gas Utility Subsidiary acquired that property or asset;

  •
  any deposit or pledge to secure public or statutory obligations or contractual obligations to Long Island Power Authority;

  •
  any deposit or pledge with any governmental agency required in order to qualify KeySpan or that Gas Utility Subsidiary to conduct its business, or any part of its business, or to entitle it to maintain self-insurance or to obtain the benefits of any law relating to workmen's compensation, unemployment insurance, old age pensions or other social security;

  •
  any deposit or pledge with any court, board, commission or governmental agency as security related to the proper conduct of any proceeding before it;

  •
  any mortgage, pledge or lien on any property or asset of any affiliate of KeySpan other than Gas Utility Subsidiaries, even if the affiliate may have acquired that property or asset from KeySpan or a Gas Utility Subsidiary;

  •
  any lien granted over receivables or other monetary or regulatory assets granted in connection with a securitization arrangement for those assets to secure KeySpan or one of its Gas Utility Subsidiaries' monetary or regulatory obligations incurred in relation to such securitization arrangements, so long as the principal amount of those obligations does not exceed the aggregate face amount of such receivables or monetary assets;

  •
  liens for taxes, assessments or governmental charges or levies not yet delinquent or being contested in good faith by KeySpan, if appropriate reserves have been made;

  •
  liens of landlords and liens of mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith by KeySpan, if appropriate reserves have been made;

  •
  leases or subleases granted to others in the ordinary course of business;

  •
  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and which do not interfere with the ordinary conduct of business;

  •
  liens incurred in connection with the issuance by a state or a political subdivision of a state of any securities the interest on which is exempt from federal income taxes under Section 103 of the Internal Revenue Code or any other laws or regulations in effect at the time of the issuance; or

  •
  liens for the sole purpose of extending, renewing or replacing all or a part of the indebtedness secured by any lien referred to in the foregoing clauses or in this clause.

        Notwithstanding the foregoing, KeySpan and its Gas Utility Subsidiaries may create, incur or permit to exist any lien to secure Indebtedness in addition to those permitted by the preceding sentence, and renew, extend or replace such liens, provided that at the time of such creation, incurrence, renewal, extension or replacement, after giving effect thereto, the aggregate amount of all such Indebtedness of KeySpan and the Gas Utility Subsidiaries and the aggregate Attributable Value of all Sales and Leaseback Transactions of KeySpan and the Gas Utility Subsidiaries at any one time outstanding together shall not exceed 10% of Consolidated Tangible Assets. As of December 31, 2003, Consolidated Tangible Assets were $12.8 billion. (senior debt indenture, section 1007)

  Sale and leaseback transactions

        Neither KeySpan nor any of its Gas Utility Subsidiaries may enter into any Sale and Leaseback unless either:

  •
  KeySpan and its Gas Utility Subsidiaries would be entitled pursuant to the "—Liens on assets" covenant to create Indebtedness secured by a lien on the Principal Property to be leased back in an amount equal to the Attributable Value of such Sale and Leaseback Transaction without the debt securities being equally and ratably secured with, or, at KeySpan's option, prior to, that Indebtedness; or

  •
  KeySpan or the relevant Gas Utility Subsidiary, within 270 days after the sale or transfer of the relevant assets shall have been made, applies, in the case of a sale or transfer for cash, an amount equal to the net proceeds from the sale or, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the Principal Property so leased, as determined by any two directors of KeySpan or the relevant Gas Utility Subsidiary, to:

  •
  the retirement of Indebtedness of KeySpan ranking prior to or on a parity with the debt securities, incurred or assumed by KeySpan or that Gas Utility Subsidiary which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of incurring, assuming or guaranteeing such Indebtedness, or

  •
  the investment in any Principal Property used in the ordinary course of business. (senior debt indenture, section 1008)

  Limitation on merger, consolidation and sales of assets

        KeySpan may not consolidate with or merge into any other entity or transfer or lease substantially all of its properties and assets to any Person unless:

  •
  the successor is organized under the laws of the United States or a state thereof;

  •
  the successor assumes by supplemental indenture the obligations of its predecessor—that is, all of KeySpan's obligations under the debt securities and the applicable indenture; and

  •
  after giving effect to the transaction, there is no default under the applicable indenture.

        The surviving transferee or lessee corporation will be KeySpan's successor, and KeySpan will be relieved of all obligations under the debt securities and the applicable indenture. (sections 801 and 802)

  Defined terms

        "Attributable Value" means, as to any particular lease under which KeySpan or any of its Gas Utility Subsidiaries is at any time liable as lessee and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such date at a rate per annum equivalent to the interest rate inherent in such lease (as determined in good faith by KeySpan in accordance with generally accepted financial practice) compounded semi-annually.

        "Capital Stock" of any Person means shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in, however designed, equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

        "Consolidated Tangible Assets" means, as of the date of any determination thereof, the total of all assets which would appear on a consolidated balance sheet of KeySpan and its subsidiaries, prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, at their net book values (after deducting related depreciation, depletion and amortization which, in accordance with U.S. GAAP, should be set aside in connection with the business conducted), but excluding goodwill, trade names, trademarks, patents, unamortized debt discount and all other intangible assets all as determined in accordance with U.S. GAAP.

        "Gas Utility Subsidiaries" means the following subsidiaries of KeySpan engaged in the distribution and sale at retail of natural gas: The Brooklyn Union Gas Company d/b/a KeySpan Energy Delivery New York, KeySpan Gas East Corporation d/b/a KeySpan Energy Delivery Long Island and Boston Gas Company, Colonial Gas Company, Essex Gas Company and EnergyNorth Natural Gas, Inc. each d/b/a KeySpan Energy Delivery New England; and any other subsidiary of KeySpan engaged in such activity, provided such subsidiary would be, at any particular time, a Significant Subsidiary.

        "Indebtedness" means, with respect to any Person, without duplication:

  (1)
  any liability of that Person:

  •
  for borrowed money or under any reimbursement obligation relating to a letter of credit or similar instrument;

  •
  evidenced by a bond, note, debenture or similar instrument;

  •
  to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; or

  •
  for the payment of money relating to any obligations under any capital lease of real or personal property which has been recorded as a capitalized lease obligation;

  (2)
  any liability of others described in the preceding clause (1) that the Person has guaranteed or that is otherwise its legal liability or which is secured by a lien on that Person's Property;

  (3)
  any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) or (2) above; and

  (4)
  in the case of any of KeySpan's subsidiaries, the aggregate preference in respect of amounts payable on the issued and outstanding shares of preferred stock of any such subsidiary in the event of any voluntary or involuntary liquidation, dissolution or winding up, excluding any such preference attributable to such shares of preferred stock that are owned by such Person or any of its subsidiaries.

        "Person" means any individual, firm, corporation, partnership, association, joint venture, tribunal, limited liability company, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization.

        "Principal Property" means the real estate, fixtures, pipelines, mains, meters, pipes, valves, compressors and other related personal property primarily used in connection with the transportation, distribution or retail sale of gas by the Gas Utility Subsidiaries.

        "Property" means any asset, revenue or any other property, including capital stock, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

        "Sale and Leaseback Transaction" means any transaction or series of related transactions relating to Principal Property now owned or hereafter acquired whereby KeySpan or one of its Gas Utility Subsidiaries transfers the Principal Property to a Person and KeySpan or one of its Gas Utility Subsidiaries leases it from that Person for a period, including renewals, in excess of three years.

        "Significant Subsidiary" has the meaning specified, as of the date of the indenture, in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

Registration of transfer and exchange

        All debt securities issued upon any registration of transfer or exchange of debt securities will be valid obligations of KeySpan, evidencing the same debt and entitled to the same rights under the applicable indenture as the debt securities surrendered in the registration of transfer or exchange.

  Registration of transfer

        Holders of registered debt securities may present their securities for registration of transfer at the office of one or more security registrars designated and maintained by KeySpan. (section 305)

        KeySpan will not be required to register the transfer of or exchange debt securities under the following conditions:

  •
  KeySpan will not be required to register the transfer of or exchange any debt securities during a period of 15 days before any selection of those debt securities to be redeemed.

  •
  KeySpan will not be required to register the transfer of or exchange any debt securities selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

  •
  KeySpan will not be required to register the transfer of or exchange debt securities of any holder who has exercised an option to require the repurchase of those debt securities prior to their stated maturity date, except the portion not being repurchased. (section 305)

  Exchange

        At your option, you may exchange your registered debt securities of any series, except a global security, as set forth below, for an equal principal amount of other registered debt securities of the same series having authorized denominations upon surrender to KeySpan's designated agent.

        KeySpan may at any time exchange debt securities issued as one or more global securities for an equal principal amount of debt securities of the same series in definitive registered form. In this case KeySpan will deliver to the holders new debt securities in definitive registered form in the same aggregate principal amount as the global securities being exchanged.

        The depositary of the global securities may also decide at any time to surrender one or more global securities in exchange for debt securities of the same series in definitive registered form, in which case KeySpan will deliver the new debt securities in definitive form to the persons specified by the depositary, in an aggregate principal amount equal to, and in exchange for, each person's beneficial interest in the global securities. (section 305)

        Notwithstanding the above, KeySpan will not be required to exchange any debt securities if, as a result of the exchange, KeySpan would suffer adverse consequences under any United States law or regulation. (section 305)

Global securities

        If KeySpan decides to issue debt securities in the form of one or more global securities, then KeySpan will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

        The prospectus supplement or term sheet will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of KeySpan, the trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Defeasance of the indenture

        Unless otherwise specified in the prospectus supplement or term sheet, KeySpan can terminate all of its obligations under the applicable indenture with respect to the debt securities, other than the obligation to pay interest on and the principal of the debt securities and certain other obligations, at any time by:

  •
  depositing money or U.S. government obligations with the trustee in an amount sufficient to pay the principal of and interest on the debt securities to their maturity; and

  •
  complying with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of KeySpan's defeasance.

        In addition, unless otherwise specified in the prospectus supplement or term sheet, KeySpan can terminate all of its obligations under the applicable indenture with respect to the debt securities, including the obligation to pay interest on and the principal of the debt securities, at any time by:

  •
  depositing money or U.S. government obligations with the trustee in an amount sufficient to pay the principal of and interest on the debt securities to their maturity, and

  •
  complying with certain other conditions, including delivery to the trustee of an opinion of counsel stating that there has been a ruling by the Internal Revenue Service, or a change in the federal tax law since the date of the applicable indenture, to the effect that holders of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of KeySpan's defeasance. (sections 402-404)

Payments of unclaimed moneys

        Moneys deposited with the trustee or any paying agent for the payment of principal of or premium and interest on any debenture that remains unclaimed for two years will be repaid to KeySpan at its request, unless the law requires otherwise. If this happens and you want to claim these moneys, you must look to KeySpan and not to the trustee or paying agent. (section 409)

Events of default, notices, and waiver

  Events of default

        An "event of default" regarding any series of debt securities is any one of the following events:

  •
  default for 30 days in the payment of any interest installment when due and payable;

  •
  default in the payment of principal or premium when due at its stated maturity, by declaration, when called for redemption or otherwise;

  •
  default in the performance of any covenant in the debt securities or in the applicable indenture by KeySpan for 60 days after notice to KeySpan by the trustee or by holders of 25% in principal amount of the outstanding debt securities of that series;

  •
  acceleration of debt securities of another series or any other indebtedness of KeySpan or one of its Significant Subsidiaries for borrowed money, in an aggregate principal amount exceeding $25 million under the terms of the instrument or instruments under which the indebtedness is issued or secured, if the acceleration is not annulled within 30 days after written notice as provided in the applicable indenture;

  •
  a final, non-appealable judgment or order for the payment of money in excess of $25 million rendered against KeySpan or one of its Significant Subsidiaries that is not paid or discharged within 60 days following entry of such judgment or order;

  •
  certain events of bankruptcy, insolvency and reorganization involving KeySpan; and

  •
  any other event of default of that series that is specified in the prospectus supplement or term sheet. (section 501)

        A default regarding a single series of debt securities will not necessarily constitute a default regarding any other series.

        If an event of default for any series of debt securities occurs and is continuing (other than an event of default involving the bankruptcy, insolvency or reorganization of KeySpan), either the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series may declare the principal (or, in the case of (a) OID debt securities, a lesser amount as provided in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities), of all the debt securities of that series, together with any accrued interest on the debt securities, to be immediately due and payable by notice in writing to KeySpan. If it is the holders of debt securities who give notice of that declaration of acceleration to KeySpan, then they must also give notice to the trustee. (section 502)

        If an event of default occurs which involves the bankruptcy, insolvency or reorganization of KeySpan, as set forth above, then all unpaid principal amounts (or, if the debt securities are (a) OID debt securities, then the portion of the principal amount that is specified in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities) and accrued interest on all debt securities of each series will immediately become due and payable, without any action by the trustee or any holder of debt securities. (section 502)

        In order for holders of debt securities to initiate proceedings for a remedy under the applicable indenture, holders of 25% in principal amount of those debt securities must:

  •
  first give notice to KeySpan as provided above;

  •
  request that the relevant trustee initiate a proceeding in its own name; and

  •
  offer that trustee a reasonable indemnity against costs and liabilities.

If the trustee still refuses for 60 days to initiate the proceeding, and no inconsistent direction has been given to the trustee by holders of a majority of the debt securities of the same series, the holders may initiate a proceeding as long as they do not adversely affect the rights of any other holders of that series. (section 507)

        The holders of a majority in principal amount of the outstanding debt securities of a series may rescind a declaration of acceleration if all events of default, besides the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived. (section 502)

        If KeySpan defaults on the payment of any installment of interest and fails to cure the default within 30 days, or if KeySpan defaults on the payment of principal when it becomes due, then the trustee may require KeySpan to pay all amounts due to the trustee, with interest on the overdue principal or interest payments, in addition to the expenses of collection. (section 503)

        A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree. Each indenture requires KeySpan to pay additional amounts necessary to protect holders if a court requires a conversion to be made on a date other than a judgment date.

  Notices

        The trustee is required to give notice to holders of a series of debt securities of a default, which remains uncured or has not been waived and that is known to the trustee, within 90 days after the default has occurred. If a default occurs in the performance of any covenant in the debt securities or the applicable indenture, other than a default in the payment of principal of and premium or interest on any of the debt securities, the trustee shall not give notice to the holders of debt securities until 60 days after the occurrence of the default. The trustee may withhold notice of a default if KeySpan and the trustee determine that doing so is in the best interests of the holders, but may not withhold the notice in the case of a default in the payment of principal of and premium or interest on any of the debt securities or the deposit of any sinking fund payment. (section 602)

  Waiver

        The holders of a majority in principal amount of the outstanding debt securities of a series may waive any past default or event of default except a default in the payment of principal of or premium or interest on the debt securities of that series or a default relating to a provision that cannot be amended without the consent of each affected holder. (section 513)

Reports

        KeySpan is required under each indenture to file an officer's certificate with the trustee every year confirming it is complying with all conditions and covenants in that indenture. (section 1005)

        KeySpan must also file with the trustee copies of its annual reports and the information and other documents which KeySpan may be required to file with the SEC under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended. These documents must be filed with the trustee within 15 days after they are required to be filed with the SEC. If KeySpan is not required to file the information, documents or reports under either of these Sections, then KeySpan must file with the trustee and the SEC, in accordance with the rules and regulations of the SEC, the supplementary and periodic information, documents and reports which may be required by Section 13 of the Exchange Act, in respect of a debt security listed and registered on a national securities exchange, as may be required by the rules and regulations of the SEC.

        Within 30 days of filing the information, documents or reports referred to above with the trustee, KeySpan must mail to the holders of the debt securities any summaries of the information, documents or reports which are required to be sent to the holders by the rules and regulations of the SEC. (section 704)

Rights and duties of the trustee

        The holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or other power conferred on the trustee. The trustee may decline to follow that direction if it would involve the trustee in personal liability or would be illegal. (section 512) During a default, the trustee is required to exercise the standard of care and skill that a prudent man would exercise under the circumstances in the conduct of his own affairs. (section 601) The trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities unless those holders have offered to the trustee reasonable security or indemnity. (section 603)

        The trustee is entitled, in the absence of bad faith on its part, to rely on an officer's certificate before taking action under the applicable indenture. (section 603)

Supplemental indentures

  Supplemental indentures not requiring consent of holders

        Without the consent of any holders of debt securities, KeySpan and the trustee may supplement the applicable indenture, among other things, to:

  •
  pledge property to the trustee as security for the debt securities;

  •
  reflect that another entity has succeeded KeySpan and assumed its covenants and obligations under the debt securities and the applicable indenture;

  •
  cure any ambiguity or inconsistency in the applicable indenture or in the debt securities or make any other provisions necessary or desirable, as long as the interests of the holders of the debt securities are not adversely affected in any material respect;

  •
  issue and establish the form and terms of any series of debt securities as provided in the applicable indenture;

  •
  add to KeySpan's covenants further covenants for the benefit of the holders of debt securities and, if the covenants are for the benefit of less than all series of debt securities, stating which series are entitled to benefit;

  •
  add any additional event of default and, if the new event of default applies to fewer than all series of debt securities, stating to which series it applies;

  •
  change the trustee or provide for an additional trustee;

  •
  provide additional provisions for bearer debt securities so long as the action does not adversely affect the interests of holders of any debt securities in any material respect; or

  •
  modify the applicable indenture in order to continue its qualification under the Trust Indenture Act of 1939 or as may be necessary or desirable in accordance with amendments to that Act. (section 901)

  Supplemental indentures requiring consent of holders

        Each indenture permits KeySpan and the trustee, with the consent of the holders of at least a majority in principal amount of each series of the debt securities that would be affected by a modification of the applicable indenture, to supplement that indenture or modify in any way the terms of that indenture or the rights of the holders of the debt securities. However, without the consent of each holder of all of the debt securities affected by that modification, KeySpan and the trustee may not:

  •
  reduce the principal of or premium on or change the stated final maturity of any debt security;

  •
  reduce the rate of or change the time for payment of interest on any debt security or, in the case of OID debt securities, reduce the rate of accretion of the OID;

  •
  change any of KeySpan's obligations to pay additional amounts under the applicable indenture;

  •
  reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any debt security by KeySpan, or the time when the redemption, repayment or purchase may be made;

  •
  make the principal or interest on any debt security payable in a currency other than that stated in the debt security or change the place of payment;

  •
  reduce the amount of principal due on an OID debt security upon acceleration of maturity or provable in bankruptcy or reduce the amount payable under the terms of an indexed debt security upon acceleration of maturity or provable in bankruptcy;

  •
  impair any right of repayment or purchase at the option of any holder of debt securities;

  •
  in the case of subordinated debt securities, modify the subordination provisions in the subordinated debt indenture in a manner adverse to the holders of the subordinated debt securities;

  •
  impair the conversion rights of any holder of debt securities;

  •
  modify the right of any holder of debt securities to receive or sue for payment of the principal or interest on a debt security that would be due and payable at the maturity thereof or upon redemption; or

  •
  reduce the principal amount of the outstanding debt securities of any series required to supplement the applicable indenture or to waive any of its provisions. (section 902)

        A supplemental indenture which modifies or eliminates a provision intended to benefit the holders of one series of debt securities will not affect the rights under the applicable indenture of holders of other series of debt securities.

Redemption

        The specific terms of any redemption of a series of debt securities will be contained in the prospectus supplement or term sheet for that series. Generally, KeySpan must send notice of redemption to the holders at least 30 days but not more than 60 days prior to the redemption date. The notice will specify:

  •
  the principal amount being redeemed;

  •
  the redemption date;

  •
  the redemption price;

  •
  the place or places of payment;

  •
  the CUSIP number of the debt securities being redeemed;

  •
  whether the redemption is pursuant to a sinking fund;

  •
  that on the redemption date, interest, or, in the case of OID debt securities, original issue discount, will cease to accrue; and

  •
  if bearer debt securities are being redeemed, that those bearer debt securities must be accompanied by all coupons maturing after the redemption date or the amount of the missing coupons will be deducted from the redemption price, or indemnity must be furnished, and whether those bearer debt securities may be exchanged for registered debt securities not being redeemed. (section 1104)

        On or before any redemption date, KeySpan will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price. (section 1103)

        If less than all the debt securities are being redeemed, the trustee shall select the debt securities to be redeemed using a method it considers fair. (section 1103) After the redemption date, holders of debt securities which were redeemed will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (section 1106)

Concerning the trustee

        KeySpan has customary banking relationships with the trustee under each indenture, JPMorgan Chase Bank. Among other services, JPMorgan Chase Bank provides KeySpan with cash management and credit services, including payroll account, accounts payable account, electronic funds transfer, demand deposit accounts, foreign exchange and investment custody account services. JPMorgan Chase Bank also serves or has served as administrative agent and trustee with respect to other issuances of debt by KeySpan and its subsidiaries and is a member of a syndicate of banks which is party to several credit facilities with KeySpan in a total amount of $1.3 billion. In addition, JPMorgan Securities Inc. acts as a placement agent for KeySpan's commercial paper program, JPMorgan Chase Bank acts as trustee under several financing trusts that hold certain of our assets and JPMorgan Securities Inc. acts as remarketing agent for our MEDS. J.P. Morgan Trust Company, National Association and JPMorgan Securities Inc. are affiliates of JPMorgan Chase Bank.

Governing law

        The laws of the State of New York govern each indenture and will govern the debt securities. (section 112)

DESCRIPTION OF PREFERRED STOCK

        The following briefly summarizes the material terms of KeySpan's preferred stock, other than pricing and related terms disclosed in the accompanying prospectus supplement or term sheet. You should read the particular terms of any series of preferred stock offered by KeySpan, which will be described in more detail in any prospectus supplement or term sheet relating to that series, together with the more detailed provisions of KeySpan's certificate of incorporation and the certificate of amendment relating to each particular series of preferred stock for provisions that may be important to you. The certificate of amendment relating to the particular series of preferred stock offered by the applicable prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

        As of December 31, 2003, KeySpan was authorized to issue 83,000,000 shares of preferred stock, par value $.01 per share, 16,000,000 shares of preferred stock, par value $25 per share and 1,000,000 shares of preferred stock, par value $100 per share.

        At December 31, 2003, KeySpan had 85,676 shares of 6.00% Series A ESOP Convertible Preferred Stock, par value $100 per share, outstanding; 553,000 shares of 7.07% Preferred Stock Series B, par value $100 per share, outstanding; and 197,000 shares of 7.17% Preferred Stock Series C, par value $100 per share, outstanding. Shares of both the Series B and Series C Preferred Stock are currently redeemable at KeySpan's option, and mandatorily redeemable on May 28, 2005, in the case of the Series B Preferred Stock, and on May 28, 2008, in the case of the Series C Preferred Stock. Additionally, if KeySpan fails to pay dividends on either the Series B or Series C Preferred Stock for four consecutive quarterly dividend periods, holders of both series will have the right to appoint two directors to KeySpan's board or directors, who shall remain on the board as long as all dividends on the Series B and Series C Preferred Stock remain unpaid. You should read the more detailed provisions of KeySpan's certificate of incorporation or the certificate of amendment relating to a series of outstanding preferred stock for provisions that may be important to you. We redeemed all of the shares of Class A Preferred Stock as of July 29, 2004.

        Under KeySpan's certificate of incorporation, its board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

  •
  the number of shares to be included in the series;

  •
  the designation, powers, preferences and rights of the shares of the series; and

  •
  the qualifications, limitations or restrictions of that series, except as otherwise stated in the certificate of incorporation.

        Prior to the issuance of any series of preferred stock, KeySpan's board of directors will create and designate the series as a series of preferred stock in a certificate of amendment to the certificate of incorporation. The term "board of directors" includes any duly authorized committee of the board.

        The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of KeySpan and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by

KeySpan may have the effect of rendering more difficult or discouraging an acquisition of KeySpan that is deemed undesirable by its board of directors.

        The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of KeySpan.

        The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.

Rank

        Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, those shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

        Each series of preferred stock may provide that holders of that series are entitled to receive cash dividends, when, as and if declared by KeySpan's board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on KeySpan's books or, if applicable, the records of the depositary referred to below under "Description of Depositary Shares," on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

        KeySpan may not declare, pay or set apart for payment dividends on the preferred stock unless full cumulative dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been or are simultaneously set apart for payment for all of the other series of preferred stock that pay dividends on a cumulative basis; or the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

        Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

        Similarly, KeySpan may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of KeySpan ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

  •
  all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

  •
  the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

        The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of KeySpan common stock or common stock of a third party.

Redemption

        If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at KeySpan's or the holder's option and/or may be mandatorily redeemed. Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

        Unless KeySpan defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of those shares will terminate except for the right to receive the redemption price.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of KeySpan, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to that series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Those distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

        If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and other securities will share in any distribution of KeySpan's available assets on a ratable basis in proportion to the full liquidation preferences. Holders of that series of preferred stock will not be entitled to any other amounts from KeySpan after they have received their full liquidation preference.

Voting Rights

        The holders of shares of preferred stock will have no voting rights, except:

  •
  as otherwise stated in the prospectus supplement;

  •
  as otherwise stated in the certificate of amendment establishing that series; or

  •
  as required by applicable law.

DESCRIPTION OF DEPOSITARY SHARES

        The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in the accompanying prospectus supplement or term sheet. You should read the particular terms of any depositary shares and any depositary receipts that are offered by KeySpan and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement or term sheet. The prospectus supplement or term sheet will also state whether any of the generalized provisions summarized below do not apply, or additional provisions apply, to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the form of deposit agreement.

General

        KeySpan may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If KeySpan does so, it will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between KeySpan and a bank or trust company selected by KeySpan having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by that depositary share.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and other distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders. (section 4.01)

        The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make distributions, it may, with KeySpan's approval, sell that property and distribute the net proceeds from that sale to those holders. (section 4.02)

Redemption of preferred stock

        If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

        Whenever KeySpan redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide. (section 2.03)

Conversion of depositary shares

        The depositary shares, as such, are not convertible into shares of common stock or any other securities or property of KeySpan. Nevertheless, if so provided in the applicable prospectus supplement, holders may surrender their depositary receipts to the depositary with written instructions to the depositary to instruct KeySpan to convert the preferred stock represented by the depositary shares evidenced by those depositary receipts into whole shares of common stock. Upon receipt of instructions and any amounts payable in respect of the conversion, KeySpan will cause the delivery of:

  •
  a certificate or certificates evidencing the number of whole shares of common stock into which the preferred stock represented by the depositary shares evidenced by those depositary receipt or depositary receipts has or have been converted; and

  •
  any money or other property to which the holder is entitled.

        If the depositary shares represented by a depositary receipt are to be converted in part only, a new depositary receipt or depositary receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if any conversion would otherwise result in a fractional share being issued, an amount will be paid in cash by KeySpan equal to the value of the fractional interest based on the closing price of the common stock on the last business day prior to the conversion. (section 2.04)

Voting deposited preferred stock

        Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in that notice of meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by that holder's depositary shares. The preferred stock depositary will try to vote the amount of that series of preferred stock represented by the depositary shares in accordance with those instructions.

        KeySpan will agree to take all actions that the preferred stock depositary determines as necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those shares. (section 4.05)

Amendment and termination of the deposit agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between KeySpan and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, which has been amended thereby. (section 6.01) The deposit agreement may be terminated only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of KeySpan. (section 6.02)

Charges of preferred stock depositary; taxes and other governmental charges

        KeySpan will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. KeySpan will also pay charges of the depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts. (section 5.07)

Resignation and removal of depositary

        The preferred stock depositary may resign at any time by delivering to KeySpan notice of its intent to do so, and KeySpan may at any time remove the preferred stock depositary, any resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of the appointment. The successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. (section 5.04)

Miscellaneous

        The preferred stock depositary will forward all reports and communications from KeySpan which are delivered to the preferred stock depositary and which KeySpan is required to furnish to the holders of the deposited preferred stock. (section 5.05)

        Neither the preferred stock depositary nor KeySpan will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. KeySpan's obligations and those of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither KeySpan nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. KeySpan and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine. (section 5.03)

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

        The trust preferred securities will be issued pursuant to amended and restated declarations of trust. Each declaration will be qualified under the Trust Indenture Act of 1939. JPMorgan Chase Bank will act as trustee under the declaration of trust for purposes of the Trust Indenture Act. The terms of the trust preferred securities will include those stated in the relevant amended and restated declaration of trust and those made part of the declaration of trust by the Trust Indenture Act. The declarations will be filed as exhibits to a document incorporated by reference in the registration statement of which this prospectus forms a part.

        The following briefly summarizes the material provisions of the amended and restated declarations of trust and the trust preferred securities, other than the pricing and related terms disclosed in an applicable prospectus supplement. You should also read the particular terms of a series of trust preferred securities, which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply, or additional provisions apply, to the trust preferred securities being offered. So that you may easily locate the more detailed provisions, the numbers in parenthesis below refer to sections in the amended and restated declarations of trust. Wherever particular sections or defined terms of the amended and restated declaration of trust are referred to, those sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by their reference.

General

        The declaration authorizes the regular trustees to issue both common and trust preferred securities representing undivided beneficial interests in the assets of the trust. (section 3.6) KeySpan will own all of the common securities directly or indirectly. (section 5.2) The common securities will rank equally, and payments will be made on the common securities on a ratable basis, with the trust preferred securities. If an event of default under the declaration occurs and continues, however, the rights of the holders of the common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. (section 7.1) The declaration does not permit the issuance of any other securities or the incurrence of any indebtedness by the trust. (section 3.7)

        Under the declaration, the property trustee will hold title to the subordinated debt securities issued to the trust for the benefit of the holders of the trust securities. (section 3.8) The payment of distributions out of money held by the trust, and payments upon redemption of the trust securities or liquidation of the trust out of money held by the trust, are guaranteed by KeySpan to the extent described under "Description of the guarantee." The guarantee will be held by JPMorgan Chase Bank, the guarantee trustee, for the benefit of the holders of the trust preferred securities. The guarantee does not cover payment of distributions when the trust does not have sufficient available funds to pay distributions. In that event, the remedy of a holder of trust preferred securities is to:

  •
  vote to direct the property trustee to enforce the property trustee's rights under the subordinated debt securities (section 7.5); or

  •
  if the failure of the trust to pay distributions is attributable to KeySpan's failure to pay interest or principal on the subordinated debt securities, sue KeySpan for enforcement of payment to the holder of an amount equal to the aggregate liquidation amount of its trust preferred securities. (section 3.8)

        The terms, if any, on which the subordinated debt securities and, therefore, the trust preferred securities may be convertible into common stock of KeySpan will be set forth in the prospectus supplement relating to those trust preferred securities. These terms will include provisions as to whether conversion is mandatory, at the option of the holder or at KeySpan's or the trust's option. These terms may include provisions under which the number of shares of common stock to be received by the holders upon conversion may be adjusted.

Distributions

        Distributions on the trust preferred securities will accrue at the rate specified in the applicable prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

        Distributions on the trust preferred securities will be cumulative, will accrue from the date the trust issues the trust preferred securities and will be paid in arrears on the dates specified in the applicable prospectus supplement, unless they are deferred as described below. (section 7.2)

Deferral of distributions

        KeySpan has the right under the subordinated debt indenture to defer interest payments on the subordinated debt securities for a period not exceeding five years during which no interest will be due and payable. A deferral of interest payments cannot extend, however, beyond the maturity of the subordinated debt securities. As a consequence of any deferral, distributions on the trust preferred securities also would be deferred. During a deferral period, the amount of distributions due to you would continue to accumulate and deferred distributions will themselves accrue additional distributions. When this prospectus refers to any payment of distributions, distributions include any of those additional distributions unless otherwise stated. (section 7.2)

        Upon the termination of any deferral period and the payment of all amounts then due, KeySpan may commence a new deferral period as discussed above. Consequently, there could be several deferral periods of varying lengths throughout the term of the subordinated debt securities. The regular trustees will give the holders of the trust preferred securities notice of any deferral period upon their receipt of notice from KeySpan. (section 3.6) If distributions are deferred, the deferred distributions on those distributions will be paid to holders of record of the trust preferred securities as they appear on the securities register of the trust on the record date following the termination of the deferral period. (section 7.2) See "—Description of the subordinated debt securities."

Payment of distributions

        Distributions on the trust preferred securities will be payable to the holders named on the securities register of the trust at the close of business on the relevant record dates. As long as the trust preferred securities remain in book-entry only form, the record dates will be one business day before the distribution dates. Distributions will be paid through the property trustee who will hold amounts received on the subordinated debt securities in a property account for the benefit of the holders of the trust securities. Unless any applicable laws and regulations and the provisions of the declaration state otherwise, each payment will be made in accordance with book-entry procedures to be described in the applicable prospectus supplement.

        If the trust preferred securities do not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the trust preferred securities are listed. If any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on that date will be made on the next day that is a business day, and without any interest or other payment in respect of any delay. However, if that business day is in the next calendar year, the payment will be made on the immediately preceding business day. A "business day" means any day other than Saturday, Sunday or any other day on which banking institutions in New York City are permitted or required by law to close. (section 7.2)

Redemption

        The trust preferred securities will be redeemed upon the maturity of the subordinated debt securities or to the extent the subordinated debt securities are redeemed. The subordinated debt securities will mature on the date specified in the applicable prospectus supplement, and may be redeemed, in whole or in part, at any time on or after the date specified in the applicable prospectus supplement. The subordinated debt securities can also be redeemed at any time, in whole or in part, in certain circumstances upon the occurrence of a tax event or an investment company event.

        Upon the maturity of the subordinated debt securities, the proceeds of their repayment will simultaneously be applied to redeem all outstanding trust securities at the redemption price. Upon the redemption of the subordinated debt securities, whether in whole or in part, either at KeySpan's option or pursuant to a tax or investment company event, the trust will use the cash it receives upon the redemption to redeem trust securities having an aggregate liquidation amount equal to the aggregate principal amount of the subordinated debt securities so redeemed at the redemption price. Holders of trust securities will be given not less than 30 days' notice, before any redemption. (section 7.3)

Special event redemption

        "Tax event" means that the regular trustees will have received an opinion of an independent tax counsel experienced in such matters which states that, as a result of any:

  •
  amendment to, or change in, or announced proposed change in, the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States; or

  •
  official administrative pronouncement, action or judicial decision interpreting or applying those laws or regulations, there is more than an insubstantial risk currently or within the 90 days following that opinion that:

  •
  the trust would be required to pay United States federal income tax relating to income accrued or received on the subordinated debt securities;

  •
  interest payable to the trust on the subordinated debt securities would not be deductible by KeySpan for United States federal income tax purposes; or

  •
  the trust would be required to pay more than a minimal amount of other taxes, duties or other governmental charges. (section 1.1)

        "Investment company event" means that the regular trustees will have received an opinion of a nationally recognized independent counsel which states that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940. (section 1.1)

        This prospectus refers to a tax event and an investment company event as "special events." If a special event occurs and continues, KeySpan may, upon not less than 30 days' notice, redeem the subordinated debt securities, in whole or in part, for cash within 90 days following the occurrence of the special event.

Redemption procedures

        The trust may not redeem fewer than all of the outstanding trust preferred securities unless all accrued and unpaid distributions thereon have been paid.

        Once notice of redemption is given and funds are irrevocably deposited, distributions will cease to accrue and all rights of holders of trust preferred securities called for redemption will cease, except the right of the holders to receive the redemption price, but without interest on the redemption price. If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the succeeding day that is a business day, without any interest or other payment in respect of any such delay. However, if that business day falls in the next calendar year, payment will be made on the preceding business day.

        If payment of the redemption price for any trust preferred securities is improperly withheld or refused and not paid either by the trust or by KeySpan under the guarantee, distributions on those trust preferred securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption price.

        In the event that fewer than all of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed in accordance with the depositary's standard procedures.

        KeySpan or its subsidiaries may, at any time, and from time to time, purchase outstanding trust preferred securities by tender, in the open market or by private agreement, provided that it complies with United States federal securities laws and any other applicable laws. (section 7.4)

Distribution of the subordinated debt securities

        KeySpan will have the right at any time to dissolve the trust. After satisfying the liabilities of its creditors, the trust may distribute subordinated debt securities in exchange for the trust preferred securities. (section 8.2)

        There can be no assurance as to the market prices for either the trust preferred securities or the subordinated debt securities that may be distributed in exchange for the trust preferred securities if a dissolution and liquidation of the trust were to occur. This means that the trust preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the subordinated debt securities that an investor may receive if a dissolution and liquidation of the trust were to occur, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered by this prospectus.

Trust enforcement events

        Upon the occurrence of an indenture event of default (as described below), the property trustee as the sole holder of the subordinated debt securities will have the right under the indenture to declare the principal of and interest on the subordinated debt securities to be immediately due and payable.

        If the property trustee fails to enforce its rights under the subordinated debt securities, any holder of trust preferred securities may directly institute a legal proceeding against KeySpan to enforce these rights without first suing the property trustee or any other person or entity. If a trust enforcement event has occurred and is continuing and the event is attributable to KeySpan's failure to pay interest or principal on the subordinated debt securities on the date that interest or principal is otherwise payable, then a holder of trust preferred securities may also bring a direct action against KeySpan.

        An "indenture event of default" is an event of default under the subordinated debt indenture and also constitutes a "trust enforcement event," which is an event of default under the declaration relating to the trust securities. Under the declaration, however, the holder of the common securities will be deemed to have waived any trust enforcement event relating to the common securities until all trust enforcement events relating to the trust preferred securities have been cured, waived or otherwise eliminated. Until any trust enforcement events relating to the trust preferred securities have been so cured, waived, or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities. Only the holders of the trust preferred securities will have the right to direct the property trustee as to matters under the declaration, and therefore the subordinated debt indenture. (section 2.6)

Voting rights

        Except as described in this prospectus under "Description of the guarantee—Modification of guarantee; assignment," and except as required by law, the holders of the trust preferred securities will have no voting rights.

        The holders of a majority in aggregate liquidation amount of the trust preferred securities have the right to direct any proceeding for any remedy available to the property trustee, including to:

  •
  exercise the remedies available to it under the subordinated debt indenture;

  •
  waive any past indenture event of default and its consequences that is waivable under the subordinated debt indenture; or

  •
  consent to any amendment, modification or termination where consent is required.

        Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for that purpose, at a meeting of all of the holders of trust securities or by written consent.

        If an indenture event of default has occurred and not been cured, the holders of 25% of the aggregate liquidation amount of the trust preferred securities may direct the property trustee to declare the principal and interest on the subordinated debt securities due and payable. However, where a consent or action under the subordinated debt indenture would require the consent of more than a majority of the aggregate principal amount of debt securities affected thereby, consent from the holders of that greater percentage would be required. See "—Description of the subordinated debt securities—Modifications and amendments."

        Despite the fact that holders of trust preferred securities are entitled to vote or consent under the circumstances described above, any of the trust preferred securities that are owned at the time by KeySpan or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, KeySpan, will not be entitled to vote or consent. Instead, these trust preferred securities will be treated as if they were not outstanding.

        The procedures by which holders of trust preferred securities held in book-entry form may exercise their voting rights will be described in the applicable prospectus supplement.

        Holders of the trust preferred securities generally will have no rights to appoint or remove the regular trustees. Instead, the trustees may be appointed, removed or replaced solely by KeySpan as the indirect or direct holder of all of the common securities. (section 7.5)

Modification of the declaration

        The declaration may be amended from time to time without the consent of the holders of the trust preferred securities:

  •
  to cure any ambiguity or correct or supplement any provisions that may be defective or inconsistent with any other provision;

  •
  to add to the covenants, restrictions or obligations of KeySpan in its capacity as sponsor of the trust;

  •
  to conform to any change in Rule 3a-5 under the Investment Company Act of 1940 or written change in interpretation or application of than rule by any legislative body, court, government agency or regulatory authority; or

  •
  to modify, eliminate or add to any provisions as necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times or to ensure that the trust will not be required to register as an investment company under the Investment Company Act of 1940.

        Amendments made without the consent of the trust preferred securities cannot adversely affect in any material respect the rights of the holders of preferred or common securities.

        The declaration of trust may also be amended as to other matters with the consent of holders of at least 66 2/3% of the outstanding trust preferred securities. However, without the consent of each affected holder of preferred or common securities, the declaration of trust may not be amended to:

  •
  change the amount or timing of any distribution or otherwise adversely affect the amount of any distribution required to be made; or

  •
  restrict the right of a holder to institute suit for the enforcement of any payment.

        Despite the foregoing, no amendment or modification may be made to the declaration if such amendment or modification would

  •
  cause the trust to be classified for United States federal income tax purposes as other than a grantor trust, or

  •
  cause the trust to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940. (section 11.1)

Global securities

        If a trust issues trust preferred securities in the form of one or more global securities, then that trust will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the trust preferred securities.

        The prospectus supplement will describe the specific terms of the depositary arrangement for trust preferred securities that are issued in global form. None of KeySpan, the trusts, the relevant trustees, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global trust preferred security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests. (section 7.12)

Information concerning the property trustee

        Prior to the occurrence of a default relating to the trust securities, the property trustee undertakes to perform only those duties as are specifically set forth in the declaration. After a default, the property trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of trust preferred securities unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. (section 6.3)

Paying agent

        If the trust preferred securities do not remain in book-entry only form, the following provisions will apply:

  •
  the property trustee will act as paying agent; and

  •
  registration of transfers of trust preferred securities will be effected without charge (other than in respect of any tax or other government charge). (section 7.7)

Description of subordinated debt securities

        The subordinated debt securities which KeySpan will issue to the trust in exchange for its common and preferred securities will be issued pursuant to the subordinated debt indenture between KeySpan and JPMorgan Chase Bank, as the indenture trustee, described in "Description of Debt Securities" above. The subordinated debt indenture will be qualified under the Trust Indenture Act of 1939. The terms of the subordinated debt securities will include those stated in the subordinated debt indenture and those made a part of that indenture by the Trust Indenture Act. The following summary of the material terms of the subordinated debt securities is not intended to be complete and is qualified by the applicable prospectus supplement, the subordinated debt indenture, the Trust Indenture Act and other applicable law. The form of subordinated debt indenture (including all amendments) has been filed with the SEC as an exhibit to, and is incorporated by reference in, the registration statement of which this prospectus forms a part.

  General

        The subordinated debt securities will be issued as unsecured debt under the subordinated debt indenture. The subordinated debt securities will be limited in aggregate principal amount to the sum of the aggregate stated liquidation amount of the trust preferred securities and the common securities and will be subordinated and junior in right of payment to all of KeySpan's senior debt and may be subordinated to some of KeySpan's subordinated debt.

        The entire principal amount of the subordinated debt securities will mature and become due and payable, together with any accrued and unpaid interest thereon, on the date specified in the applicable prospectus supplement.

        If subordinated debt securities are distributed to holders of trust preferred securities in liquidation of the holders' interests in the trust, the subordinated debt securities will initially be issued in the form of one or more global securities under depositary arrangements similar to those in effect for the trust preferred securities. In the event subordinated debt securities are issued in certificated form, principal and interest will be payable, the transfer of the subordinated debt securities will be registrable and subordinated debt securities will be exchangeable for securities of other denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York. (section 7.2)

  Redemption

        KeySpan shall have the right to redeem the subordinated debt securities as described above under "Description of the Trust Preferred Securities?Redemption." The redemption price will be specified in the applicable prospectus supplement.

  Interest

        The subordinated debt securities will bear interest at the rate specified in the applicable prospectus supplement, payable in arrears on the dates specified in the applicable prospectus supplement, unless interest is deferred as described below. Interest will be paid to the person in whose name the subordinated debt security is registered, with limited exceptions, at the close of business on the business day next preceding the interest payment date. In the event the subordinated debt securities shall not continue to remain in book-entry only form, KeySpan will select appropriate record dates.

        The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full period will be computed on the basis of the actual number of days elapsed per 30-day month. If any date on which interest is payable on the subordinated debt securities is not a business day, then payment of the interest payable on that date will be made on the succeeding day that is a business day, and without any interest or other payment in respect of any delay. However, if that business day is in the succeeding calendar year, then the payment shall be made on the preceding business day, in each case with the same force and effect as if made on that date.

  Option to defer interest payments

        KeySpan can defer interest payments for up to five years. However, no deferral period may extend beyond the maturity of the subordinated debt securities. At the end of the deferral period, KeySpan will pay all interest then accrued and unpaid.

        During any deferral period, neither KeySpan nor any of its subsidiaries will be permitted to:

  •
  pay a dividend or make any other payment or distribution on its capital stock;

  •
  redeem, purchase or make a liquidation payment on any of its capital stock;

  •
  make an interest, principal or premium payment, or repay, repurchase or redeem, any of its debt securities that rank equal with or junior to the subordinated debt securities; or

  •
  make any guarantee payment with respect to any guarantee by KeySpan of debt securities of any of its subsidiaries, if the guarantee ranks equal to or junior to the subordinated debt securities.

        During any deferral period, however, KeySpan will be permitted to:

  •
  pay dividends or distributions by way of issuance of its common stock;

  •
  make payments under the guarantee in respect of the preferred and common securities;

  •
  declare or pay a dividend in connection with any shareholders' rights plan, or the issuing of stock under such a plan or repurchase those rights; and

  •
  purchase common stock relating to the issuing of common stock or rights under any of its benefit plans.

        KeySpan has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the subordinated debt securities.

        If the property trustee is the sole holder of the subordinated debt securities, KeySpan will give the regular trustees and the property trustee notice of its election to defer interest payments one business day prior to the earlier of:

  •
  the date distributions on the trust preferred securities would be payable, if not for the deferral period, or

  •
  the date the regular trustees are required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the trust preferred securities of the record date or the date the distribution would be payable, if not for the deferral period, but in any event one business day prior to such record date. The regular trustees will give notice of KeySpan's selection of the deferral period to the holders of the trust preferred securities.

        If the property trustee is not the sole holder of the subordinated debt securities, KeySpan shall give the holders of the subordinated debt securities notice of its election to defer interest payments ten business days prior to the earlier of:

  •
  the next succeeding interest payment date or

  •
  the date upon which KeySpan is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the subordinated debt securities of the record or payment date of such related interest payment, but in any event two business days prior to the record date.

  Indenture events of default

        If any indenture event of default shall occur and be continuing, the property trustee, as the holder of the subordinated debt securities, will have the right to declare the principal of and the interest on the subordinated debt securities and any other amounts payable under the subordinated debt indenture to be immediately due and payable. An indenture event of default also constitutes a trust enforcement event. The holders of trust preferred securities in limited circumstances have the right to direct the property trustee to exercise its rights as the holder of the subordinated debt securities. See "Description of the trust preferred securities—Trust enforcement events" and "—Voting rights." (section 7.6)

        Despite the foregoing, if a trust enforcement event has occurred and is continuing and that event is attributable to KeySpan's failure to pay interest or principal on the subordinated debt securities when interest or principal is payable, KeySpan acknowledges that, in that event, a holder of trust preferred securities may sue for payment. KeySpan may not amend the subordinated debt indenture to remove this right to bring a direct action without the prior written consent of all of the holders of trust preferred securities.

  Miscellaneous

        The subordinated debt indenture provides that KeySpan will pay all fees and expenses related to:

  •
  the issuance and exchange of the trust securities and the subordinated debt securities;

  •
  the organization, maintenance and dissolution of the trust;

  •
  the retention of the trustees; and

  •
  the enforcement by the property trustee of the rights of the holders of the trust preferred securities.

Description of the guarantee

        The guarantee to be executed and delivered by KeySpan for the benefit of the holders of trust preferred securities will be qualified as an indenture under the Trust Indenture Act of 1939. JPMorgan Chase Bank will act as guarantee trustee for purposes of the Trust Indenture Act. The terms of the guarantee will include those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The guarantee will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part.

        The following briefly summarizes the material provisions of the guarantee. You should also read the particular terms of a guarantee, which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply, or additional provisions apply, to the trust preferred securities being offered. Wherever particular sections or defined terms of the guarantee are referred to, those sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by their reference.

  General

        Under, and to the extent set forth in, the guarantee, KeySpan will irrevocably and unconditionally agree to pay in full to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, the following payments without duplication:

  •
  any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the trust has funds available for distributions;

  •
  the redemption price per trust preferred security, to the extent the trust has funds available for redemptions; and

  •
  upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, other than in connection with the distribution of subordinated debt securities to the holders of trust preferred securities, the lesser of:

  •
  the aggregate liquidation amount of the trust preferred securities and all accrued and unpaid distributions thereon, or

  •
  the amount of assets of the trust remaining for distribution to holders of the trust preferred securities upon a liquidation of the trust. (section 5.1)

  Status of the guarantee

        The guarantee will constitute an unsecured obligation of KeySpan and will rank:

  •
  subordinate and junior in right of payment to all of KeySpan's other liabilities,

  •
  on a parity with the most senior preferred or preference stock now or hereafter issued by KeySpan and with any guarantee now or hereafter entered into by KeySpan in respect of any trust preferred securities of any of its affiliates, and

  •
  senior to KeySpan common stock. (section 6.2)

        The guarantee will not place a limitation on the amount of additional senior debt that KeySpan may incur.

        The guarantee will constitute a guarantee of payment and not of collection—that is, the guaranteed party may institute a legal proceeding directly against KeySpan to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. (section 5.5) The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the subordinated debt securities to the holders of the trust preferred securities in exchange for all their trust preferred securities. (section 7.1)

        The guarantee, when taken together with KeySpan's obligations under the subordinated debt securities, the subordinated debt indenture and the declaration, including KeySpan's obligations to pay costs, expenses, debts and liabilities of the trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by KeySpan of payments due on the trust preferred securities. See "Effect of obligations under the subordinated debt securities and the guarantee."

  Important covenants

        In the guarantee, KeySpan will covenant that, so long as any trust securities remain outstanding, if:

  •
  there shall have occurred any event of default under the subordinated debt indenture,

  •
  KeySpan shall be in default with respect to its payment of any obligations under the guarantee, or

  •
  KeySpan shall have given notice of its election to defer interest payments and shall not have rescinded that notice, and while interest is deferred,

then KeySpan will not, and will not permit any subsidiary to:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of KeySpan's capital stock, or

  •
  make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank on a parity with or junior in interest to the subordinated debt securities or make any guarantee payments with respect to any guarantee by KeySpan of the debt securities of any of its subsidiaries if the guarantee ranks on a parity with or junior in interest to the subordinated debt securities, other than:

  •
  dividends or distributions in common stock of KeySpan,

  •
  payments under the guarantee made by KeySpan in respect of the trust securities of the trust,

  •
  any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any rights plan in the future, or the redemption or repurchase of any rights under a rights plan, and

  •
  purchases of common stock related to the issuance of common stock or rights under any of its benefit plans. (section 6.1)

  Events of default

        An event of default under the guarantee will occur upon KeySpan's failure to perform any of its payment or other obligations required by the guarantee. The holders of a majority in aggregate liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

        If the guarantee trustee fails to enforce its rights under the guarantee, any holder of related trust preferred securities may directly sue KeySpan to enforce the guarantee trustee's rights under the guarantee without first suing the trust, the guarantee trustee or any other person or entity. (section 5.4)

        KeySpan, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not it is in compliance with all the conditions and covenants applicable to it under the guarantee. (section 2.4)

  Modification of guarantee; assignment

        The guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in aggregate liquidation amount of the outstanding trust preferred securities and common securities. No vote will be required, however, for any changes that do not materially adversely affect the rights of holders of the securities. All guarantees and agreements contained in the guarantee shall bind

KeySpan's successors, assignees, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding. (section 9.2)

  Information concerning the guarantee trustee

        Prior to the occurrence of a default relating to the guarantee, the guarantee trustee undertakes to perform only the duties as are specifically set forth in the guarantee. After a default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred in doing so. (section 3.1)

  Termination of the guarantee

        The guarantee will terminate as to the trust preferred securities upon full payment of the redemption price of all trust preferred securities, upon distribution of the subordinated debt securities to the holders of the trust preferred securities or upon full payment of the amounts payable upon liquidation of the trust. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee. (section 7.1)

  Governing law

        The guarantee will be governed by and construed in accordance with the laws of New York. (section 9.5)

Effect of obligations under the subordinated debt securities and the guarantee

        The sole purpose of the trust is to issue the trust securities in exchange for KeySpan's subordinated debt securities. As long as payments of interest and other payments are made when due on the subordinated debt securities, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

  •
  the aggregate principal amount of subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

  •
  the interest rate and the interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

  •
  under the subordinated debt indenture, KeySpan will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses and obligations of the trust other than those relating to the trust securities; and

  •
  the declaration further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

        Payments of distributions, to the extent there are available funds, and other payments due on the trust preferred securities, to the extent there are available funds, are guaranteed by KeySpan to the extent described in this prospectus. If KeySpan does not make interest payments on the subordinated debt securities, the trust will not have sufficient funds to pay distributions on the trust preferred securities. The guarantee is a subordinated guarantee in relation to the trust preferred securities. The guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of those distributions. See "Description of the guarantee."

        The guarantee covers the payment of distributions and other payments on the trust preferred securities only if and to the extent that KeySpan has made a payment of interest or principal or other payments on the subordinated debt securities. The guarantee, when taken together with KeySpan's obligations under the subordinated debt securities and the subordinated debt indenture and its obligations under the declaration, will provide a full and unconditional guarantee of distributions and all other amounts due on the trust preferred securities.

        KeySpan acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the trust preferred securities. If KeySpan fails to make payments under the guarantee, the guarantee allows the holders of the trust preferred securities to direct the guarantee trustee to enforce its rights under the guarantee. If the guarantee trustee fails to enforce the guarantee, any holder of trust preferred securities may directly sue KeySpan to enforce the guarantee trustee's rights under the guarantee. Holders do not need to first sue the trust, the guarantee trustee, or any other person or entity. A holder of trust preferred securities may also directly sue KeySpan to enforce its right to receive payment under the guarantee. Holders do not first need to:

  •
  direct the guarantee trustee to enforce the terms of the guarantee; or

  •
  sue the trust or any other person or entity. (guarantee, section 5.4)

DESCRIPTION OF COMMON STOCK

General

        KeySpan's certificate of incorporation presently authorizes the issuance of 450,000,000 shares of common stock, par value $0.01 per share. As of July 14, 2004, there were 160,176,033 shares of common stock outstanding. As of such date, KeySpan had approximately 82,300 shareholders of record. The outstanding shares of common stock are, and the additional shares of common stock that may be offered hereby upon issuance will be, fully paid and nonassessable.

        The following briefly summarizes material provisions of KeySpan's common stock, KeySpan's certificate of incorporation and the related rights agreement and anti-takeover provisions of New York law.

Dividends

        The holders of KeySpan common stock are entitled to dividends and other distributions out of assets legally available at such times and in such amounts as KeySpan's directors may determine from time to time. Although KeySpan contemplates the payment of dividends, the payment of future dividends is dependent upon, among other factors, action by its board of directors, its financial condition, future earnings and the availability of cash.

Dividend limitations

        No dividends may be declared on common stock unless all cumulative dividends on outstanding preferred stock have been paid or declared and set apart for payment.

Voting rights

        Each share of common stock is entitled to one vote on all matters to be voted on by shareholders. Ordinarily, the holders of KeySpan common stock have sole voting power to elect KeySpan's directors; however, holders of KeySpan preferred stock could have the power to elect directors. KeySpan's certificate of incorporation provides that the board of directors may, from time to time, determine the extent of the voting rights, if any, of the shares of each series of preferred stock and determine whether the shares of any series having voting rights shall have multiple votes per share. The common stock does not have cumulative voting rights.

Preemptive rights

        Holders of KeySpan common stock do not have preemptive rights to purchase additional shares of common stock or securities convertible into shares of common stock.

Liquidation rights

        In the event of liquidation, the holders of KeySpan common stock are entitled to all assets that remain after satisfaction of creditors and the liquidation preferences of outstanding preferred stock.

        The number, designation, relative rights, preferences and limitations of the shares of the preferred stock, and of KeySpan common stock, are stated in full in its certificate of incorporation.

Anti-takeover effects of provisions of New York law and KeySpan's certificate of incorporation

        Certain provisions of New York law and KeySpan's certificate of incorporation could make more difficult or delay the acquisition of KeySpan by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids, even though such a transaction may offer

KeySpan's shareholders the opportunity to sell their stock at a price above the prevailing market price. KeySpan's board of directors believes that these provisions are appropriate to protect the interests of KeySpan and of its shareholders.

  New York anti-takeover statute

        KeySpan is subject to the business combination provisions of Section 912 of the New York Business Corporation Law and expects to continue to be so subject if and for so long as it has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended. Section 912 provides, with specified exceptions, that a New York corporation may not engage in a business combination, such as a merger, consolidation, recapitalization or disposition of stock, with any "interested shareholder" for a period of five years from the date that person first became an interested shareholder unless:

  •
  the transaction resulting in a person becoming an interested shareholder was approved by the board of directors of the corporation prior to that person becoming an interested shareholder;

  •
  the business combination is approved by the holders of a majority of the outstanding voting stock not beneficially owned by an interested shareholder;

  •
  the business combination is approved by the disinterested shareholders at a meeting called no earlier than five years after the date that the interested shareholder first became an interested shareholder; or

  •
  the business combination meets certain valuation requirements for the capital stock of the New York corporation.

        An interested shareholder is defined as any person that is the beneficial owner of 20% or more of the outstanding voting stock of a New York corporation or is an affiliate or associate of the corporation that at any time during the prior five years was the beneficial owner, directly or indirectly, of 20% or more of the then outstanding voting stock. A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder.

        This statute could prohibit or delay the accomplishment of mergers, tender offers or other takeover or change in control attempts with respect to KeySpan and, accordingly, may discourage attempts to acquire it.

  "Anti-Greenmail"

        KeySpan is subject to Section 513 of New York's Business Corporation Law, which provides that no domestic corporation may purchase or agree to purchase more than 10% of its stock from a shareholder who has held the shares for less than two years at any price that is higher than the market price unless the transaction is approved by both the corporation's board of directors and a majority of the votes of all outstanding shares entitled to vote thereon at a meeting of shareholders, unless the certificate of incorporation requires a greater percentage or the corporation offers to purchase shares from all the holders on the same terms. KeySpan's certificate of incorporation does not currently provide for a higher percentage.

  No shareholder action by written consent

        KeySpan's certificate of incorporation eliminates the ability of shareholders to act by written consent. It further provides that special meetings of KeySpan shareholders may be called only by its board of directors.

  Advance notice requirements for shareholder proposals and director nominations

        KeySpan's by-laws include advance notice and informational requirements and time limitations on any director nomination or any new proposal that a shareholder wishes to make at an annual meeting of shareholders. In general, a shareholder's notice of a director nomination or proposal will be timely if delivered to the secretary of KeySpan at its principal executive offices not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting. These provisions may preclude shareholders from bringing matters before an annual meeting or from making nominations for directors at these meetings.

  Director vacancies and removal

        KeySpan's certificate of incorporation provides that vacancies in its board of directors may be filled only by the affirmative vote of a majority of the remaining directors. The certificate of incorporation also provides that directors may be removed from office only with cause and only by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors.

Limitations of liability and indemnification matters

        As permitted by the New York Business Corporation Law, KeySpan's certificate of incorporation provides that a director is not personally liable to KeySpan or its shareholders for damages for any breach of duty in his capacity as a director unless a judgment or other final adjudication adverse to such director establishes that:

  •
  his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law;

  •
  such director personally gained a financial profit or other advantage to which he was not legally entitled; or

  •
  his acts violated Section 719 of the New York Business Corporation Law.

        The provisions of KeySpan's certificate of incorporation are intended to afford directors protection, and limit their potential liability, to the fullest extent permitted by New York law. As a result of the inclusion of such provisions, shareholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of certain of their fiduciary duties. This provision does not affect a director's responsibilities under any other laws, such as the federal securities laws. In addition, KeySpan's certificate of incorporation provides that it will indemnify its directors and officers to the fullest extent permitted by New York law.

        KeySpan has obtained directors' and officers' insurance for its directors and officers for specified liabilities.

Listing

        The outstanding shares of common stock are listed on the New York Stock Exchange and the Pacific Stock Exchange and application will be made to list the additional common stock offered under this prospectus on those exchanges.

Transfer agent and registrar

        The transfer agent and registrar for the common stock is The Bank of New York, Shareholder Services Dept., Church Street Station, P.O. Box 11258, New York, New York 10286-1258.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        KeySpan may issue stock purchase contracts, including contracts obligating holders to purchase from KeySpan, and KeySpan to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and beneficial interests in debt securities or preferred stock of KeySpan, trust preferred securities of a trust or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require KeySpan to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

DESCRIPTION OF WARRANTS AND WARRANT UNITS

        KeySpan may issue warrants, including debt warrants, which are warrants to purchase debt securities, and equity warrants, which include warrants to purchase common stock, preferred stock or depositary shares. KeySpan may issue warrants independently of or together with any other securities, including as part of a warrant unit, and warrants may be attached to or separate from those securities.

        Each series of warrants will be issued under a separate warrant agreement to be entered into between KeySpan and a warrant agent. The warrant agent will act solely as KeySpan's agent in connection with a series of warrants and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes the general terms and provisions of the warrants offered by this prospectus. The applicable prospectus supplement will describe any other terms of the warrant and the applicable warrant agreement. The warrant agreement for a particular series of warrants will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part.

        Each warrant unit will consist of a warrant under which the holder, upon exercise, will purchase (a) a specified number of shares of common stock and (b) any of a debt security, share of preferred stock or depositary share relating to preferred stock.

Debt Warrants

        The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

  •
  the title and aggregate number of the debt warrants;

  •
  any offering price of the debt warrants;

  •
  whether the debt warrants are to be issued with any debt securities, and, if so, the title, total principal amount and terms;

  •
  the number of debt warrants and debt securities that will be separately transferable;

  •
  any date on and after the debt warrants and debt securities will be separately transferable;

  •
  the title, total principal amount, ranking and terms, including subordination and conversion provisions, of the underlying debt securities that may be purchased upon exercise of the debt warrants;

  •
  the time or period when the debt warrants are exercisable, the minimum or maximum amount of debt warrants which may be exercised at any one time, and the final date on which the debt warrants may be exercised;

  •
  the principal amount of underlying debt securities that may be purchased upon exercise of each debt warrant and the price, or the manner of determining the price, at which the principal amount may be purchased upon exercise;

  •
  the terms of any right to redeem or call the debt warrants;

  •
  any book-entry procedure information;

  •
  any currency or currency units in which the offering price and the exercise price are payable; and

  •
  any other terms of the debt warrants not inconsistent with the provisions of the debt warrant agreement.

Equity Warrants

        The applicable prospectus supplement will describe the terms of any equity warrants, including the following:

  •
  the title and aggregate number of the equity warrants;

  •
  any offering price of the equity warrants;

  •
  the designation and terms of any preferred shares that are purchasable upon exercise of the equity warrants or that underlie depositary shares purchasable upon this exercise;

  •
  if applicable, the designation and terms of the securities with which the equity warrants are issued and the number of the equity warrants issued with each security;

  •
  if applicable, the date from and after the equity warrants and any securities issued with them will be separately transferable;

  •
  the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of an equity warrant and the price;

  •
  the time or period when the equity warrants are exercisable and the final date on which the equity warrants may be exercised and terms regarding any right of KeySpan to accelerate this final date;

  •
  if applicable, the minimum or maximum amount of the equity warrants exercisable at any one time;

  •
  any currency or currency units in which the offering price and the exercise price are payable;

  •
  any applicable anti-dilution provisions of the equity warrants;

  •
  any applicable redemption or call provisions; and

  •
  any additional terms of the equity warrants not inconsistent with the provisions of the equity warrant agreement.

Warrant Units

        The applicable prospectus supplement will describe the specific terms of any warrant units.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of debt securities, trust preferred securities, preferred stock and common stock as of the date hereof.

        Except where noted, this summary deals only with debt securities, trust preferred securities, preferred stock and common stock purchased on original issue at their issue price and held as capital assets and does not deal with holders subject to special treatment under the United States federal income tax laws, including:

  •
  dealers in securities or currencies;

  •
  financial institutions;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  tax-exempt organizations;

  •
  insurance companies;

  •
  persons holding the debt securities, trust preferred securities, preferred stock or common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  traders in securities that have elected to use the mark-to-market method of accounting for their securities;

  •
  persons liable for alternative minimum tax;

  •
  persons who are investors in partnerships or other pass-through entities;

  •
  United States holders whose "functional currency" is not the U.S. dollar;

  •
  controlled foreign corporations;

  •
  foreign personal holding companies;

  •
  passive foreign investment companies; or

  •
  United States expatriates.

        This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. The discussion set forth below also assumes that all debt securities issued under this prospectus constitute debt for United States federal income tax purposes. If any debt security does not constitute debt for United States federal income tax purposes, the tax consequences of the ownership of that debt security could differ materially from the tax consequences described herein. KeySpan will summarize any special United States federal income tax considerations relevant to a particular issue of debt securities, trust preferred securities, preferred stock or common stock in the applicable prospectus supplement. KeySpan will also summarize certain United States federal income tax consequences, if any, applicable to any offering of depositary shares, stock purchase contracts, stock purchase units, warrants or warrant units in the applicable prospectus supplement.

        For the purposes of this summary, a "United States holder" means a beneficial owner of the debt securities, trust preferred securities, preferred stock or common stock (other than a partnership) offered in this prospectus that is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        A "non-United States holder" means a beneficial owner of the debt securities, trust preferred securities, preferred stock or common stock that is not a United States holder.

        If a partnership holds the debt securities, trust preferred securities, preferred stock or common stock offered in this prospectus, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the offered debt securities, trust preferred securities, preferred stock or common stock, you should consult your tax advisors.

        If you are considering the purchase of debt securities, trust preferred securities, preferred stock or common stock, you should consult your own tax advisors concerning the United States federal income tax consequences to you and any consequences arising under the laws of any other taxing jurisdiction.

Debt securities

      Consequences to United States holders

        The following is a summary of certain United States federal income tax consequences that will apply to you if you are a United States holder of debt securities.

  Payments of interest

        Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income from domestic sources at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

  Original issue discount

        If you own debt securities issued with original issue discount ("OID"), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute qualified stated interest, as defined below. Notice will be given in the applicable prospectus supplement when KeySpan determines that a particular debt security will be an original issue discount debt security.

        Additional rules applicable to debt securities with OID that are denominated in or determined by reference to a currency other than the U.S. dollar are described under "Foreign Currency Debt Securities" below.

        A debt security with an issue price that is less than the "stated redemption price at maturity" (the sum of all payments to be made on the debt security other than "qualified stated interest") generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, provided the interest to be paid meets all of the following conditions:

  •
  it is payable at least once per year;

  •
  it is payable over the entire term of the debt security; and

  •
  it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

        KeySpan will give you notice in the applicable prospectus supplement when it determines that a particular debt security will bear interest that is not qualified stated interest.

        If you own a debt security issued with "de minimis" OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

        Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at KeySpan's option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

        If you own OID debt securities with a maturity upon issuance of more than one year, you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the "constant yield method" described in the following paragraphs. This method takes into account the compounding of interest. The accruals of OID on an OID debt security will generally be less in the early years and more in the later years.

        The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the "daily portions" of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

  •
  the debt security's "adjusted issue price" at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

  •
  the aggregate of all qualified stated interest allocable to the accrual period.

        OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments made on the debt security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. KeySpan is required to provide information returns stating the amount of OID accrued on debt securities held of record by persons other than corporations and other exempt holders.

        Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the "yield to maturity" and "qualified stated interest" will be determined, solely for purposes of calculating the accrual of OID, as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if

  •
  the interest on a floating rate debt security is based on more than one interest index; or

  •
  the principal amount of the debt security is indexed in any manner.

        You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service (the "IRS"). You should consult with your own tax advisors about this election.

  Short-term debt securities

        In the case of debt securities having a term of one year or less, all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price.

        In general, individual and certain other cash method United States holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the interest is received. United States holders that report income for United States federal income tax purposes on the accrual method and certain other United States holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income, you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

  Market discount

        If you purchase a debt security, other than an OID debt security, for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any payment, other than qualified stated interest, on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition.

        In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security. You may elect, on a bond-by-bond basis, to deduct the deferred interest expense in a tax year prior to the year of maturity or disposition. You should consult with your own tax advisors before making this election.

        Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first day of the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult with your own tax advisors before making this election.

  Acquisition premium, amortizable bond premium

        If you purchase an OID debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an "acquisition premium." Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

        If you purchase a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a "premium" and, if it is an OID debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. Special rules limit the amortization of premium in the case of convertible debt securities. In the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) KeySpan will exercise or not exercise options in a manner that minimizes your yield (except that KeySpan will be assumed to exercise or not exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult with your own tax advisors before making this election.

  Sale, exchange and retirement of debt securities

        Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest that you did not previously include in income, which will be taxed as a payment of interest for United States federal income tax purposes) and the adjusted tax basis of the debt security. Except as described above with respect to certain short-term debt securities or with respect to market discount, or as described below with respect to foreign currency debt securities or with respect to contingent payment debt securities, that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

  Extendible debt securities, renewable debt securities and reset debt securities

        If so specified in an applicable prospectus supplement relating to a debt security, KeySpan may have the option to extend the maturity of a debt security. In addition, KeySpan may have the option to reset the interest rate, the spread or the spread multiplier.

        The United States federal income tax treatment of a debt security with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such debt securities by KeySpan pursuant to the exercise of the option. You may be treated for United States federal income tax purposes as having exchanged your debt securities for new debt securities with revised terms. If this is the case, you would realize gain or loss equal to the difference between the issue price of the new debt securities and your tax basis in the old debt securities, which would be recognized subject to certain possible exceptions. Furthermore, the new debt securities might be subject to withholding, backup withholding and/or information reporting and might be deemed to be issued with OID.

        Even though federal income tax on the deemed exchange may be imposed on you, you would not receive any cash until the maturity or an earlier redemption of the new debt securities, except for any current interest payments.

        If the exercise of the option is not treated as an exchange of old debt securities for new debt securities, you will not recognize gain or loss as a result of such exchange.

        The presence of these options may also affect the calculation of OID, among other things. Solely for purposes of the accrual of OID, if KeySpan issues a debt security and has an option or combination of options to extend the term of the debt security, KeySpan will be presumed to exercise such option or options in a manner that minimizes the yield on the debt security. Conversely, if you are treated as having a put option, such an option will be presumed to be exercised in a manner that maximizes the yield on the debt security. If KeySpan exercises such option or options to extend the term of the debt security, or your option to put does not occur (contrary to the assumptions made), then solely for purposes of the accrual of OID, the debt security will be treated as reissued on the date of the change in circumstances for an amount equal to its adjusted issue price on that date.

        You should carefully examine the applicable prospectus supplement and should consult your own tax advisor regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

  Foreign currency debt securities

  Payments of interest

        If you receive interest payments made in a foreign currency and you use the cash basis method of accounting, you will be required to include in income the U.S. dollar value of the amount received, determined by translating the foreign currency received at the "spot rate" for such foreign currency on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.

        If you use the accrual method of accounting, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. Under the second method, you may elect to translate interest income at the spot rate on:

  •
  the last day of the accrual period;

  •
  the last day of the taxable year if the accrual period straddles your taxable year; or

  •
  the date the interest payment is received if such date is within five days of the end of the accrual period.

        Upon receipt of an interest payment on such debt security (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income you previously included in income with respect to such payment.

  Original issue discount

        OID on a debt security that is also a foreign currency debt security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest). For these purposes, all receipts on a debt security will be viewed:

  •
  first, as the receipt of any stated interest payment called for under the terms of the debt security;

  •
  second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first; and

  •
  third, as the receipt of principal.

  Market discount and bond premium

        The amount of market discount on foreign currency debt securities includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency debt security is retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

        Bond premium on a foreign currency debt security will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss, which is generally ordinary gain or loss, will be realized based on the difference between spot rates at such time and the time of acquisition of the foreign currency debt security.

        If you elect not to amortize bond premium, you must translate the bond premium computed in the foreign currency into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

  Sale, exchange and retirement

        Upon the sale, exchange, retirement or other taxable disposition of a foreign currency debt security, you will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid interest not previously reported in income, which will be treated as a payment of interest for United States federal income tax purposes) and your adjusted tax basis in the foreign currency debt security. Your tax basis in a foreign currency debt security generally will be your U.S. dollar cost. If you purchased a foreign currency debt security with foreign currency, your cost will be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt security determined at the time of such purchase. If your foreign currency debt security is sold, exchanged or retired for an amount denominated in foreign currency, then your amount realized generally will be based on the spot rate of the foreign currency on the date of sale, exchange or retirement. If you are a cash method taxpayer and the foreign currency debt securities are traded on an established securities market, foreign currency paid or received is translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of foreign currency debt securities traded on an established securities market, provided that the election is applied consistently.

        Subject to the foreign currency rules discussed below, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other disposition, the foreign currency debt security has been held for more than one year. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by you on the sale, exchange or retirement of a foreign currency debt security would generally be treated as U.S. source gain or loss.

        A portion of your gain or loss with respect to the principal amount of a foreign currency debt security may be treated as exchange gain or loss. Exchange gain or loss will be treated as ordinary income or loss and generally will be U.S. source gain or loss. For these purposes, the principal amount of the foreign currency debt security is your purchase price for the foreign currency debt security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the foreign currency debt security and (ii) the U.S. dollar value of the principal amount determined on the date you purchased the foreign currency debt security. The amount of exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the foreign currency debt security.

  Exchange gain or loss with respect to foreign currency

        Your tax basis in foreign currency received as interest on a foreign currency debt security will be the U.S. dollar value thereof at the spot rate in effect on the date the foreign currency is received. Your tax basis in foreign currency received on the sale, exchange, retirement or other disposition of a foreign currency debt security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange, retirement or other disposition. As discussed above, if the foreign currency debt securities are traded on an established securities market, a cash basis United States holder (or, upon election, an accrual basis United States holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange, retirement or other disposition. Accordingly, in such case, no foreign currency gain or loss will result from currency fluctuations between the trade date and settlement date of a sale, exchange, retirement or other disposition. Any gain or loss recognized by you on a sale, exchange, retirement or other disposition of foreign currency will be ordinary income or loss and generally will be United States source gain or loss.

  Dual currency debt securities

        If so specified in an applicable prospectus supplement relating to a foreign currency debt security, KeySpan may have the option to make all payments of principal and interest scheduled after the exercise of such option in a currency other than the specified currency. Final United States Treasury regulations were issued on August 27, 2004, which generally (i) apply the principles contained in the regulations governing contingent debt instruments to dual currency debt securities in the "predominant currency" of the dual currency debt securities and (ii) apply the rules discussed above with respect to foreign currency debt securities with OID for the translation of interest and principal into U.S. dollars. These final regulations are effective August 30, 2004 and apply to debt instruments issued on or after October 29, 2004. If you are considering the purchase of dual currency debt securities, you should carefully examine the applicable pricing supplement and should consult with your own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

  Reportable transactions

        Treasury regulations issued under the Code meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of a foreign currency debt security to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. If you are considering the purchase of a foreign currency debt security, you should consult with your own tax advisors to determine the tax return obligations, if any, with respect to an investment in the debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

  Contingent payment debt securities

        The OID regulations contain special rules for determining the timing and amount of OID to be accrued with respect to certain debt securities providing for one or more contingent payments. Under these rules, you will accrue OID each year based on the "comparable yield" of the debt securities. The comparable yield of the debt securities will generally be the rate at which KeySpan would issue a fixed rate debt instrument with terms and conditions similar to the debt securities.

        KeySpan is required to provide the comparable yield to you and, solely for tax purposes, is also required to provide a projected payment schedule that includes the actual interest payments on the debt securities and estimates the amount and timing of contingent payments on the debt securities. Pursuant to the terms of the subordinated debt indenture, you will be bound by KeySpan's determination. For United States federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your interest accruals, and the adjustments thereto described below, in respect of the contingent payment debt securities. KeySpan will give notice in the applicable prospectus supplement when it determines that a particular debt security will be treated as contingent debt.

        The amount of OID on a contingent payment debt security for each accrual period is determined by multiplying the comparable yield of the contingent payment debt security (adjusted for the length of the accrual period) by the debt security's adjusted issue price at the beginning of the accrual period (determined in accordance with the rules set forth in the OID regulations relating to contingent payment debt instruments). The amount of OID so determined will then be allocated on a ratable basis to each day in the accrual period that you hold the contingent payment debt security.

        If the actual payments made on the contingent payment debt securities in a taxable year differ from the projected contingent payments, adjustments will be made for such differences. A positive adjustment, for the amount by which an actual payment exceeds a projected contingent payment, will be treated as additional interest. A negative adjustment will:

  •
  first, reduce the amount of interest required to be accrued in the current year;

  •
  second, any negative adjustments that exceed the amount of interest accrued in the current year will be treated as ordinary loss to the extent that your total interest inclusions exceed the total amount of net negative adjustments treated as ordinary loss in prior taxable years; and

  •
  third, any excess negative adjustments will be carried forward to offset future income or the amount realized on disposition.

        Gain on the sale, exchange or retirement of a contingent payment debt security generally will be treated as ordinary income. Loss from the disposition of a contingent payment debt security will be treated as ordinary loss to the extent of your prior net interest inclusions (reduced by the total net negative adjustments previously allowed as an ordinary loss). Any loss in excess of such amount will be treated as capital loss.

        For special treatment of foreign currency debt securities that are also contingent payment debt securities, see the applicable prospectus supplement.

        The rules regarding contingent payment debt securities are complex. If you are considering the purchase of debt securities providing for one or more contingent payments, you should carefully examine the applicable prospectus supplement and consult your own tax advisors regarding the United States federal income tax consequences of the ownership and disposition of such debt securities.

  Consequences to non-United States holders

        The following is a summary of certain United States federal income and estate tax consequences that will apply to you if you are a non-United States holder of debt securities.

  United States federal withholding tax

        The 30% United States federal withholding tax will not apply to any payment of principal and, under the "portfolio interest rule," interest (including OID) on the debt securities, provided that:

  •
  interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of KeySpan voting stock within the meaning of the Code and applicable United States Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to KeySpan through stock ownership;

  •
  you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code;

  •
  the interest on the debt securities is not considered contingent interest under Section 871(h)(4)(A) of the Code and the United States Treasury regulations thereunder; and

  •
  in the case of debt securities in registered form, either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold your debt securities through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations.

        Special certification rules apply to certain non-United States holders that are pass-through entities rather than corporations or individuals. If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to the 30% United States federal withholding tax, unless you provide KeySpan with a properly executed:

  •
  IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States as discussed below under "United States federal income tax."

        The 30% United States federal withholding tax will generally not apply to any gain that you realize on the sale, exchange, retirement or other disposition of debt securities.

  United States federal income tax

        If you are engaged in a trade or business in the United States and interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), you will be subject to United States federal income tax on that interest, including OID, on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above are satisfied) in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest on the debt securities will be included in earnings and profits.

        You will generally not be subject to United States federal income tax on the disposition of a debt security unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

  United States federal estate tax

        Your estate will not be subject to United States federal estate tax on debt securities beneficially owned by you at the time of your death, provided that any payment to you on the debt securities, including OID, would be eligible for exemption from the 30% United States federal withholding tax under the "portfolio interest rule" described above under "United States federal withholding tax," without regard to the certification requirement described in the first sentence of that section.

  Information reporting and backup withholding

  United States holders

        In general, information reporting requirements will apply to certain payments of principal, interest (including OID) and premium paid on debt securities and to the proceeds of sale of a debt security paid to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report in full dividend and interest income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

  Non-United States holders

        Generally, KeySpan must report to the IRS and to you the amount of interest (including OID) on the debt securities paid to you and the amount of tax, if any, withheld with respect to those payments if the debt securities are in registered form. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In the case of debt securities in bearer form, in general, no information reporting or backup withholding will be required with respect to payments KeySpan makes outside the United States to non-United States holders. In the case of debt securities in registered form, in general, you will not be subject to backup withholding with respect to payments on the debt securities that KeySpan makes to you provided that KeySpan does not have actual knowledge or reason to know that you are a United States holder, and KeySpan has received from you the certification described above in the first sentence of "Consequences to non-United States holders—United States federal withholding tax."

        In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a debt security made within the United States or conducted through certain United States-related financial intermediaries, if the payor receives the certification described above and does not have actual knowledge or reason to know that you are a United States holder, or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Trust preferred securities

  Classification of the trusts

        KeySpan intends to take the position that each trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. As a condition to the issuance of the trust preferred securities, Simpson Thacher & Bartlett LLP, special tax counsel to KeySpan, will deliver an opinion that under current law and assuming full compliance with the terms of the trust's amended and restated declaration, and based upon certain facts and assumptions contained in such opinion, the trust will be classified as a grantor trust for United States federal income tax purposes. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided beneficial ownership interest in the subordinated debt securities. Thus, you will be required to include in your gross income your pro rata share of the interest income or OID that is paid or accrued on the subordinated debt securities. See "Consequences to United States holders—Interest income and original issue discount" below.

  Classification of the subordinated debt securities

        KeySpan, the trust and you (by your acceptance of a beneficial ownership interest in a trust preferred security) will agree to treat the subordinated debt securities as indebtedness for all United States tax purposes. As a condition to the issuance of the subordinated debt securities, Simpson Thacher & Bartlett LLP, special tax counsel to KeySpan, will deliver an opinion that under current law, and based upon certain representations and facts and assumptions contained in such opinion, the subordinated debt securities will be classified as indebtedness for United States federal income tax purposes.

  Consequences to United States holders

  Interest income and original issue discount

        KeySpan anticipates that the subordinated debt securities will not be issued with an issue price that is less than their stated redemption price at maturity. In this case, subject to the discussion below, the subordinated debt securities will not be subject to the special OID rules, at least upon initial issuance, so that you will generally be taxed on the stated interest on the subordinated debt securities as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

        If, however, KeySpan exercises its right to defer payments of interest on the subordinated debt securities, the subordinated debt securities will become OID instruments at such time. In such case, you will be subject to the special OID rules described below. Once the subordinated debt securities become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding.

        Under the OID economic accrual rules, the following occurs:

  •
  regardless of your method of accounting, you would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the subordinated debt securities using the constant-yield-to-maturity method of accrual described in Section 1272 of the Code;

  •
  the actual cash payments of interest you receive on the subordinated debt securities would not be reported separately as taxable income;

  •
  any amount of OID included in your gross income (whether or not during a deferral period) with respect to the trust preferred securities would increase your tax basis in such trust preferred securities; and

  •
  the amount of distributions that you receive in respect of such accrued OID would reduce your tax basis in such trust preferred securities.

        The United States Treasury regulations dealing with OID and the deferral of interest payments have not yet been addressed in any rulings or other interpretations by the IRS. It is possible that the IRS could assert that the subordinated debt securities were issued initially with OID merely because of KeySpan's right to defer payments of interest. If the IRS were successful in this regard, you would be subject to the special OID rules described above regardless of whether KeySpan exercises its option to defer payments of interest on such subordinated debt securities.

        If you are a corporate holder of trust preferred securities, you will not be entitled to a dividends received deduction with respect to any income you recognize with respect to the trust preferred securities. If you are a non-corporate holder of trust preferred securities, you will not be entitled to treat any income you recognize with respect to the trust preferred securities as qualified dividend income eligible for taxation at preferential rates.

  Distribution of subordinated debt securities or cash

        As described under the caption "Description of the Trust Preferred Securities—Distribution of the subordinated debt securities", the subordinated debt securities held by the trust may be distributed to you in exchange for your trust preferred securities when the trust is dissolved. Under current law, except as described below, this type of distribution from a grantor trust would not be taxable. Upon a distribution, you will receive your pro rata share of the subordinated debt securities previously held indirectly through the trust. Your holding period and aggregate tax basis in the subordinated debt securities will equal the holding period and aggregate tax basis that you had in your trust preferred securities before the distribution. If, however, the trust would be required to pay United States federal income tax relating to income accrued or received on the subordinated debt securities, a tax event will occur. See "Description of the Trust Preferred Securities—Special event redemption". If KeySpan elects to distribute the subordinated debt securities to you at this time, the distribution would be taxable to the trust and to you.

        If you receive subordinated debt securities in exchange for your trust preferred securities, you would accrue interest in respect of the subordinated debt securities received from the trust in the manner described above under "—Interest income and original issue discount."

        In certain circumstances described above under the captions "Description of the Trust Preferred Securities—Redemption" and "Description of the Trust Preferred Securities—Special event redemption", KeySpan may redeem the subordinated debt securities, in whole or in part, and the trust will use the cash it receives upon the redemption to redeem trust securities having an aggregate liquidation amount equal to the aggregate principal amount of the subordinated debt securities so redeemed. The distribution of cash to holders of trust preferred securities would be taxable as described below under "—Sales of trust preferred securities or redemption of subordinated debt securities."

  Sales of trust preferred securities or redemption of subordinated debt securities

        If you sell your trust preferred securities or receive cash upon redemption of the subordinated debt securities, you will recognize gain or loss equal to the difference between:

  •
  your amount realized on the sale or redemption of the trust preferred securities or subordinated debt securities (less an amount equal to any accrued but unpaid qualified stated interest that you did not previously include in income, which will taxable interest); and

  •
  your adjusted tax basis in your trust preferred securities or subordinated debt securities sold or redeemed.

        Your gain or loss will be a capital gain or loss, provided that you held the trust preferred securities or junor subordinated debt securities as a capital asset. The gain or loss will generally be a long-term capital gain or loss if you have held your trust preferred securities or subordinated debt securities for more than one year. Long-term capital gains of individual derived with respect to capital assets held for more than one year are currently subject to tax at a maximum rate of 15% for taxable years beginning on or before December 31, 2008, after which the maximum rate will increase to 20%. The deductibility of capital losses is subject to limitations.

  Consequences to non-United States holders

        The following discussion only applies to you if you are a non-United States holder of trust preferred securities. As discussed above, the trust preferred securities will be treated by the parties as evidence of undivided beneficial ownership interests in the subordinated debt securities. See above under "—Classification of the trusts". The following discussion assumes that the subordinated debt securities will be treated as indebtedness for all United States tax purposes.

  United States federal withholding tax

        The 30% United States federal withholding tax will generally not apply to any payment of principal or, under the "portfolio interest rule", interest (including OID) on the trust preferred securities (or the subordinated debt securities), provided that:

  •
  interest on the trust preferred securities (or the subordinated debt securities) is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of KeySpan voting stock within the meaning of the Code and applicable United States Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to KeySpan through stock ownership;

  •
  you are not a bank whose receipt of interest on the trust preferred securities (or the subordinated debt securities) is described in Section 881(c)(3)(A) of the Code;

  •
  the interest on the trust preferred securities (and the subordinated debt securities) is not considered contingent interest under Section 871(h)(4)(A) of the Code and the United States Treasury regulations thereunder; and

  •
  either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold your trust preferred securities (or subordinated debt securities) through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations.

        Special certification rules apply to certain non-United States holders that are pass-through entities rather than corporations or individuals. If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to the 30% United States federal withholding tax, unless you provide KeySpan with a properly executed:

  •
  IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) stating that interest paid on the trust preferred securities (or the subordinated debt securities) is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States as discussed below under "United States federal income tax."

        The 30% United States federal withholding tax will generally not apply to any gain that you realize on the sale, exchange, retirement or other disposition of trust preferred securities or subordinated debt securities.

  United States federal income tax

        If you are engaged in a trade or business in the United States and interest, including OID, on the trust preferred securities (or the subordinated debt securities) is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), you will be subject to United States federal income tax on that interest, including OID, on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above are satisfied) in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest on the trust preferred securities (or the subordinated debt securities) will be included in earnings and profits.

        Any gain realized on the disposition of a trust preferred security (or a subordinated debt security) generally will not be subject to United States federal income tax unless:

  •
  that gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

  United States federal estate tax

        Your estate will not be subject to United States federal estate tax on the trust preferred securities (or the subordinated debt securities) beneficially owned by you at the time of your death, provided that any payment to you on the trust preferred securities (or the subordinated debt securities) would be eligible for exemption from the 30% federal withholding tax under the "portfolio interest rule" described above under "—United States federal withholding tax" without regard to the certification requirement described in the first sentence of that section.

  Information reporting and backup withholding

  United States holders

        In general, information reporting requirements will apply to certain payments of principal, interest (including OID) and premium paid on the trust preferred securities (or the subordinated debt securities) and to the proceeds of sale of trust preferred securities (or subordinated debt securities) paid to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report in full dividend and interest income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

  Non-United States holders

        Generally, KeySpan must report to the IRS and to you the amount of interest (including OID) on the trust preferred securities (or the subordinated debt securities) paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments on the trust preferred securities (or the subordinated debt securities) that KeySpan makes to you provided that KeySpan does not have actual knowledge or reason to know that you are a United States holder and KeySpan has received from you the certification described above in the first sentence under "Consequences to non-United States holders—United States federal withholding tax."

        In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a trust preferred security (or a subordinated debt security) made within the United States or conducted through certain United States-related financial intermediaries, if the payor receives the certification described above and does not have actual knowledge or reason to know that you are a United States holder, or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Common and Preferred Stock

  Consequences to United States holders

        The consequences of the purchase, ownership or disposition of KeySpan stock depend on a number of factors including:

  •
  the term of the stock;

  •
  any put or call option or redemption provisions with respect to the stock;

  •
  any conversion or exchange features with respect to the stock; and

  •
  the price at which the stock is sold.

        United States holders should carefully examine the applicable prospectus supplement regarding the material United States federal income tax consequences, if any, of the ownership and disposition of stock with such provisions or features.

  Consequences to non-United States holders

  Dividends

        In general, dividends paid to you (including any deemed dividends that may arise from the excess of the redemption price over the issue price or certain adjustments to the conversion ratio of convertible instruments) will be subject to withholding of United States federal income tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment, are not subject to the withholding tax. Instead, these dividends are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. You must comply with certification and disclosure requirements in order for effectively connected income to be exempt from withholding. If you are a foreign corporation, any effectively connected dividends you receive may also be subject to an additional branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

        A non-United States holder of common or preferred stock who wishes to claim the benefit of an applicable treaty rate, and avoid backup withholding as discussed below, will be required to satisfy the certification requirements of applicable United States Treasury regulations. Special rules apply to claims for treaty benefits made by non-United States persons that are entities rather than individuals.

        If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

  Gain on disposition of common or preferred stock

        You generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of common or preferred stock unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States, and, where a tax treaty applies, is attributable to a United States permanent establishment;

  •
  you are an individual holding the common or preferred stock as a capital asset and are present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; or

  •
  KeySpan is or has been a "United States real property holding corporation" for United States federal income tax purposes.

        If you are an individual non-United States holder described in the first of the three clauses above, you will be subject to United States federal income tax on the net gain derived from the sale under regular graduated United States federal income tax rates. If you are an individual non-United States holder described in the second clause above, you will be subject to a flat 30% United States federal income tax on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. If you are a non-United States holder that is a foreign corporation and you are described in the first clause above, you will be subject to tax on your gain under regular graduated United States federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

        KeySpan believes that it is currently a "United States real property holding corporation" for United States federal income tax purposes. So long as the common or preferred stock sold or otherwise disposed of is "regularly traded on an established securities market", however, only a non-United States holder who holds or held (at any time during the shorter of the five-year period preceding the date of disposition or the holder's holding period) more than 5% of such class of stock will be subject to United States federal income tax on the disposition of such stock.

  Federal estate tax

        If you are an individual, common or preferred stock held by you at the time of your death will be included in your gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

  Information reporting and backup withholding

        KeySpan will be required to report annually to the IRS and to you the amount of dividends paid to you and the tax withheld from dividend payments made to you, regardless of whether withholding was required. KeySpan may make copies of the information returns reporting the dividends and withholding available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        Backup withholding generally will apply to dividends paid to you unless you satisfy the certification requirements of applicable United States Treasury regulations.

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of the common or preferred stock made within the United States or conducted through certain United States-related financial intermediaries, unless (1)(a) you certify under penalties of perjury that you are a non-United States holder and (b) the payor does not have actual knowledge or reason to know that you are a United States holder or (2) you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability provided the required information is provided to the IRS.

Preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants and warrant units

        If you are considering the purchase of preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants or warrant units, you should carefully examine the applicable prospectus supplement regarding the special United States federal income tax consequences, if any, of the ownership and disposition of the preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants or warrant units, including any tax considerations relating to the specific terms of the preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants or warrant units.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the debt securities, preferred stock, depositary shares, common stock, stock purchase units, stock purchase contracts, trust preferred securities, warrants or warrants units by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code ("similar laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "covered plan").

General fiduciary matters

        ERISA and the Code impose duties on fiduciaries of a covered plan subject to Title I of ERISA or Section 4975 of the Code ("ERISA plans") and prohibit transactions involving the assets of an ERISA plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA plan or the management or disposition of the assets of an ERISA plan, or who renders investment advice for compensation to an ERISA plan, is generally considered a fiduciary of the ERISA plan.

        In considering investing assets of any covered plan in the offered securities, a fiduciary should determine whether the investment complies with the documents and instruments governing the covered plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary's duties to the covered plan, including, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA plans from engaging in specified transactions with "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of an ERISA plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

        The acquisition and/or holding of the offered securities by an ERISA plan with respect to which KeySpan, the trusts, an underwriter or an agent is considered a party in interest or a disqualified person may result in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the offered securities. These class exemptions include, without limitation:

  •
  PTCE 84-14 respecting transactions determined by independent qualified professional asset managers;

  •
  PTCE 90-1 respecting insurance company pooled separate accounts;

  •
  PTCE 91-38 respecting bank collective investment funds;

  •
  PTCE 95-60 respecting life insurance company general accounts; and

  •
  PTCE 96-23 respecting transactions determined by in-house asset managers,

although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

        ERISA and the Code do not define "plan assets." However, the "Plan Asset Regulations" under ERISA provide that when an ERISA plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless that equity participation by "benefit plan investors" is not significant or the entity is an "operating company," in each case as defined in the plan asset regulations. The plan asset regulations define an "equity interest" as any interest, other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the value of any class of such entity's equity, excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee with respect to such assets, and any affiliates thereof. For purposes of this 25% test, "benefit plan investors" include all employee benefit plans, including "Keogh" plans, individual retirement accounts and pension plans maintained by foreign corporations, as well as any entity whose underlying assets are deemed to include "plan assets" under the plan asset regulations. The Department of Labor has stated that in determining whether equity participation in an entity by benefit plan investors is "significant," only the proportion of an insurance company general account's equity investment in the entity that represents plan assets should be taken into account and, therefore, the proportion of that investment that represents plan assets would equal the proportion of the insurance company general account as a whole that constitutes plan assets.

        For purposes of the plan asset regulations, a "publicly offered security" is a security that is:

  •
  "freely transferable,"

  •
  "widely held," and

  •
  either (1) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities to which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (2) part of a class of securities that is registered under Section 12 of the Exchange Act.

        KeySpan expects to qualify as an operating company within the meaning of the plan asset regulations. KeySpan does not anticipate that the trust preferred securities will constitute "publicly offered securities" for purposes of the plan asset regulations, that any of the trusts will be an investment company registered under the Investment Company Act of 1940 or that any of the trusts will qualify as an operating company within the meaning of the plan asset regulations. In addition, if benefit plan investors invested in the trust preferred securities, the trusts would not be in a position to monitor whether those investments would be "significant" for purposes of the plan asset regulations.

Plan asset consequences

        If the assets of KeySpan or the trusts were deemed to be "plan assets" under ERISA, this would result, among other things, in:

  •
  the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by KeySpan and the trusts; and

  •
  the possibility that certain transactions in which KeySpan and the trusts might seek to engage could constitute "prohibited transactions" under ERISA and the Code.

        Because of the foregoing, the offered securities other than trust preferred securities should not be purchased or held by any person investing "plan assets" of any covered plan, if the purchase and holding will constitute a non-exempt prohibited transaction under ERISA and the Code or will violate any applicable similar laws.

        Because of the foregoing, the trust preferred securities should not be purchased or held by any person investing "plan assets" of any Plan (as defined below), except that an insurance company general account may purchase or hold the trust preferred securities if:

  •
  such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code and will not violate any applicable similar laws; and

  •
  less than 25% of the assets of such insurance company general account will constitute "plan assets" of any Plan.

Representation

        Accordingly, by accepting the offered securities other than trust preferred securities, each purchaser and subsequent transferee of those securities will be deemed to have represented and warranted that either:

  •
  no assets used to acquire those securities constitutes assets of any covered plan; or

  •
  the purchase and holding of those securities by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not violate any applicable similar laws.

        By accepting the trust preferred securities, each purchaser and subsequent transferee of the trust preferred securities will be deemed to have represented and warranted either that:

  •
  for the entire period during which it holds its interest in the trust preferred securities, no portion of such assets constitutes assets of any "employee benefit plan" within the meaning of Section 3(3) of ERISA, whether or not subject to Title I of ERISA, including any U.S. governmental or non-U.S. pension plan, or any "plan" subject to Section 4975 of the Code (each a "Plan") or

•	(x)	the assets used to acquire the trust preferred securities constitute assets of an insurance company general account,

(y)
for the entire period during which such purchaser or transferee holds its interest in the trust preferred securities, less than 25% of the assets of such insurance company general account will constitute "plan assets" of any Plan, and
(z)
the acquisition and holding of the trust preferred securities will satisfy the requirements of the Department of Labor's Prohibited Transaction Class Exemption 95-60 and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

        Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons purchasing on behalf of, or with the assets of, any employee benefit plan, consult with their counsel to determine whether such employee benefit plan is subject to Title I of ERISA, Section 4975 of the Code or any similar laws.

PLAN OF DISTRIBUTION

        KeySpan may sell the offered securities as follows:

  •
  through underwriters or dealers; or

  •
  through agents; or

  •
  directly to purchasers.

        The prospectus supplement or term sheet for each offering of securities will describe that offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price and the proceeds to KeySpan from that sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the debt securities of that series may be listed.

Underwriters

        Unless otherwise set forth in the prospectus supplement or term sheet, the obligations of the underwriters to purchase offered securities will be subject to certain conditions. The underwriters will be obligated to purchase all the offered securities if any are purchased.

        The offered securities will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from KeySpan in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of offered securities for whom they may act as agent. Underwriters may also sell offered securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        KeySpan may authorize underwriters to solicit offers by certain types of institutions to purchase offered securities from it at the public offering price stated in the prospectus supplement or term sheet required by delayed delivery contracts providing for payment and delivery on a specified date in the future. If KeySpan sells debt securities under these delayed delivery contracts, the prospectus supplement or term sheet will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Agents

        KeySpan may also sell offered securities through agents designated by it from time to time. KeySpan will name any agents involved in the offer or sale of the offered securities and will list commissions payable by it to these agents in the prospectus supplement or term sheet. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless KeySpan states otherwise in the prospectus supplement or term sheet.

Direct sales

        KeySpan may sell offered securities directly to purchasers. In this case, KeySpan will not engage underwriters or agents in the offer and sale of offered securities.

Remarketing transactions

        KeySpan may also sell offered securities that it has purchased, redeemed or repaid or which are being remarketed on behalf of holders through one or more remarketing firms acting as principals for their own accounts or as KeySpan's agents. The applicable prospectus supplement or term sheet will identify any remarketing firms and describe the terms of KeySpan's agreement with them and their compensation. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Indemnification

        KeySpan may indemnify underwriters, dealers or agents who participate in the distribution of offered securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No assurance of liquidity

        Some of the offered securities will be new issues of securities with no established trading market. Any underwriters that purchase offered securities from KeySpan may make a market in these debt securities. The underwriters will not be obligated, however, to make a market in the offered securities and may discontinue market-making at any time without notice to holders of those securities. KeySpan cannot assure you that there will be liquidity in the trading market for any offered securities of any series.

LEGAL OPINIONS

        The validity of the securities offered by KeySpan in this prospectus will be passed upon for it by Simpson Thacher & Bartlett LLP, New York, New York and the validity of the trust preferred securities offered by the trusts will be passed upon by Richards, Layton & Finger, P.A. Certain legal matters will be passed upon for any agents or underwriters by other counsel identified in the prospectus supplement or term sheet.

EXPERTS

        The consolidated financial statements and the related financial statement schedule as of and for the years ended December 31, 2003 and 2002 incorporated in this prospectus by reference from the

Company's Annual Report on Form 10-K for the year ended December 31, 2003 and 2002 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes explanatory paragraphs related to the adoption of Statement of Financial Accounting Standards (SFAS) No.142, "Goodwill and Other Intangible Assets" as discussed in Note 1(G), the adoption of SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure" as discussed in Note 1(N) and Note 7, the adoption of SFAS No. 143 "Accounting for Asset Retirement Obligations" as discussed in Note 1(P) and the adoption of Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" as discussed in Note 1(O), and to the application of procedures relating to certain disclosures and reclassifications of financial statement amounts related to the 2001 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications), and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements for the year ended December 31, 2001 incorporated by reference in this prospectus from our annual report on Form 10-K for the year ended December 31, 2003 have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Arthur Andersen, which has ceased operations, has not consented to the inclusion of their report in the most recent registration statement on Form S-3 filed with SEC covering the securities. Holders of securities may have no effective remedy against Arthur Andersen in connection with a material misstatement or omission in those financial statements.

        Information related to the estimated proved reserves attributable to certain oil and gas properties of our subsidiaries as of December 31, 2003 and estimates of future net cash flows and present value of the reserves have been incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated herein by reference, in reliance on the reserve report, dated January 20, 2004, prepared by Netherland, Sewell & Associates, Inc., independent petroleum consultants, and the reserve report, dated January 27, 2004 prepared by Miller and Lents, Ltd., independent oil and gas consultants.

WHERE YOU CAN FIND MORE INFORMATION

        KeySpan files annual, quarterly and special reports, proxy statements and other information with the SEC. KeySpan's SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov. KeySpan's filings can also be inspected and printed or copied, for a fee, at the SEC's Office of Public Reference, 450 Fifth Street, N.W., Room 1300, Washington, D.C. 20549, or you can contact that office by phone: (202) 942-8090, fax: (202) 628-9001 or e-mail: publicinfo@sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

        KeySpan and the trusts filed a registration statement on Form S-3 with the SEC covering the offered securities. For further information on KeySpan and the offered securities, you should refer to the registration statement and its exhibits. This prospectus summarizes material provisions of the offered securities. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. KeySpan and the trusts have included copies of these documents in an exhibit to its registration statement of which this prospectus is a part.

        The SEC allows KeySpan to "incorporate by reference" the information that it files with the SEC, which means that KeySpan can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that KeySpan files with the SEC will automatically update and supersede this information. KeySpan incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the securities are sold.

  •
  KeySpan's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2004; and

  •
  KeySpan's Current Reports on Form 8-K filed February 5, 2004, April 30, 2004, May 24, 2004, May 27, 2004, June 2, 2004, August 5, 2004 and September 24, 2004.

        You may request a copy of these filings, or any of KeySpan's or the trusts' SEC filings, at no cost, over the Internet at its web site at http://www.keyspanenergy.com or by writing or telephoning KeySpan at the following address:

Investor Relations
KeySpan Corporation
One MetroTech Center
Brooklyn, New York, 11201
(718) 403-3385

$307,200,000
 KeySpan Corporation

5.803% Notes due 2035

PROSPECTUS SUPPLEMENT
March 29, 2005

Citigroup
Wachovia Securities

ABN AMRO Incorporated
Banc of America Securities LLC
BNP PARIBAS

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